                                                                   EXHIBIT 10.87


                                   EZCORP, INC.

                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          DATED AS OF OCTOBER 30, 2002

                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION,
                                    AS AGENT

                                       AND

                                  ISSUING BANK

                                TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
ARTICLE I                  Definitions.......................................................     1

         Section 1.1       Definitions.......................................................     1
         Section 1.2       Other Definitional Provisions.....................................    18

ARTICLE II                 Revolving Credit Loan, Tranche B Loan and Swing Loan..............    19

         Section 2.1       Revolving Credit Commitments......................................    19
         Section 2.2       Tranche B Commitments.............................................    19
         Section 2.3       Revolving Credit Notes and Tranche B Notes........................    19
         Section 2.4       Repayment of Revolving Credit Loan and Tranche B Loan.............    20
         Section 2.5       Interest..........................................................    20
         Section 2.6       Revolving Credit Loan and Tranche B Loan Borrowing Procedure......    20
         Section 2.7       Conversions and Continuations.....................................    21
         Section 2.8       Swing Loans.......................................................    21
         Section 2.9       Use of Proceeds...................................................    23
         Section 2.10      Fees..............................................................    23
         Section 2.11      Determination of Eurodollar Margin and Base Rate Margin...........    23
         Section 2.12      Reduction or Termination of Commitments...........................    24
         Section 2.13      Tranche B Non-Payment Fee.........................................    25

ARTICLE III                Letters of Credit.................................................    25

         Section 3.1       Letters of Credit.................................................    25
         Section 3.2       Procedure for Issuing Letters of Credit...........................    26
         Section 3.3       Presentment and Reimbursement.....................................    27
         Section 3.4       Payment...........................................................    27
         Section 3.5       Letter of Credit Fee..............................................    28
         Section 3.6       Obligations Absolute..............................................    28
         Section 3.7       Limitation of Liability...........................................    28

ARTICLE IV                 Payments..........................................................    29

         Section 4.1       Method of Payment.................................................    29
         Section 4.2       Voluntary Prepayment..............................................    29
         Section 4.3       Mandatory Prepayments.............................................    30
         Section 4.4       Pro Rata Treatment................................................    31
         Section 4.5       Non-Receipt of Funds by the Agent.................................    32
         Section 4.6       Taxes.............................................................    32
         Section 4.7       Tax Forms.........................................................    33
         Section 4.8       Computation of Interest...........................................    35
         Section 4.9       Proceeds of Collateral and Collections under the Guaranty.........    35

ARTICLE V                  Yield Protection; Limitations on Advances; Capital Adequacy.......    36

         Section 5.1       Additional Costs..................................................    36
         Section 5.2       Limitation on Types of Advances...................................    37

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                PAGE
                                                                                                ----
         Section 5.3       Illegality........................................................    38
         Section 5.4       Treatment of Affected Advances....................................    38
         Section 5.5       Compensation......................................................    38
         Section 5.6       Capital Adequacy..................................................    39
         Section 5.7       Additional Costs in Respect of Letters of Credit..................    39

ARTICLE VI                 Conditions Precedent..............................................    39

         Section 6.1       Initial Extension of Credit.......................................    39
         Section 6.2       All Extensions of Credit..........................................    41

ARTICLE VII                Representations and Warranties....................................    41

         Section 7.1       Existence.........................................................    41
         Section 7.2       Financial Statements..............................................    41
         Section 7.3       Action; No Breach.................................................    42
         Section 7.4       Operation of Business.............................................    42
         Section 7.5       Litigation and Judgments..........................................    42
         Section 7.6       Rights in Properties; Liens.......................................    42
         Section 7.7       Enforceability....................................................    42
         Section 7.8       Approvals.........................................................    43
         Section 7.9       Debt..............................................................    43
         Section 7.10      Taxes.............................................................    43
         Section 7.11      Use of Proceeds; Margin Securities................................    43
         Section 7.12      ERISA.............................................................    43
         Section 7.13      Disclosure........................................................    43
         Section 7.14      Subsidiaries......................................................    44
         Section 7.15      Agreements........................................................    44
         Section 7.16      Compliance with Laws..............................................    44
         Section 7.17      Investment Company Act............................................    44
         Section 7.18      Public Utility Holding Company Act................................    44
         Section 7.19      Environmental Matters.............................................    44

ARTICLE VIII               Positive Covenants................................................    45

         Section 8.1       Reporting Requirements............................................    45
         Section 8.2       Maintenance of Existence; Conduct of Business.....................    48
         Section 8.3       Maintenance of Properties.........................................    48
         Section 8.4       Taxes and Claims..................................................    48
         Section 8.5       Insurance.........................................................    48
         Section 8.6       Inspection Rights; Audits.........................................    49
         Section 8.7       Keeping Books and Records.........................................    49
         Section 8.8       Compliance with Laws..............................................    49
         Section 8.9       Compliance with Agreements........................................    49
         Section 8.10      Further Assurances................................................    49
         Section 8.11      ERISA.............................................................    50
         Section 8.12      Landlord's Waivers or Subordinations..............................    50

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                PAGE
                                                                                                ----
ARTICLE IX                 Negative Covenants................................................    50

         Section 9.1       Debt..............................................................    50
         Section 9.2       Limitation on Liens...............................................    50
         Section 9.3       Mergers, Etc......................................................    52
         Section 9.4       Restricted Payments...............................................    52
         Section 9.5       Investments.......................................................    52
         Section 9.6       Limitation on Issuance of Capital Stock...........................    53
         Section 9.7       Transactions With Affiliates......................................    53
         Section 9.8       Disposition of Assets.............................................    53
         Section 9.9       Nature of Business................................................    53
         Section 9.10      Environmental Protection..........................................    54
         Section 9.11      Accounting........................................................    54
         Section 9.12      Prepayment of Debt................................................    54
         Section 9.13      Pay-Day Advance Loans.............................................    54
         Section 9.14      Sales and Leasebacks..............................................    54

ARTICLE X                  Financial Covenants...............................................    54

         Section 10.1      Consolidated Net Worth............................................    54
         Section 10.2      Leverage Ratio....................................................    54
         Section 10.3      Capital Expenditures..............................................    55
         Section 10.4      Inventory Turnover................................................    55
         Section 10.5      Fixed Charge Coverage Ratio.......................................    55

ARTICLE XI                 Default...........................................................    55

         Section 11.1      Events of Default.................................................    55
         Section 11.2      Remedies..........................................................    57
         Section 11.3      Cash Collateral...................................................    58
         Section 11.4      Performance by the Agent..........................................    58

ARTICLE XII                The Agent.........................................................    58

         Section 12.1      Appointment, Powers and Immunities................................    58
         Section 12.2      Rights of Agent as a Lender.......................................    60
         Section 12.3      Sharing of Payments, Etc..........................................    60
         Section 12.4      Indemnification...................................................    61
         Section 12.5      Independent Credit Decisions......................................    61
         Section 12.6      Several Commitments...............................................    62
         Section 12.7      Successor Agent...................................................    62
         Section 12.8      Agent May File Proofs of Claim....................................    62
         Section 12.9      Collateral and Guaranty Matters...................................    63

ARTICLE XIII               Miscellaneous.....................................................    63

         Section 13.1      Expenses..........................................................    63
         Section 13.2      INDEMNIFICATION...................................................    64

                               TABLE OF CONTENTS
                                   (continued)


                                                                                                PAGE
                                                                                                ----
         Section 13.3      Limitation of Liability...........................................    65
         Section 13.4      No Duty...........................................................    65
         Section 13.5      No Fiduciary Relationship.........................................    65
         Section 13.6      Equitable Relief..................................................    65
         Section 13.7      No Waiver; Cumulative Remedies....................................    65
         Section 13.8      Successors and Assigns............................................    65
         Section 13.9      Survival..........................................................    68
         Section 13.10     Amendments, Etc...................................................    68
         Section 13.11     Maximum Interest Rate.............................................    68
         Section 13.12     Notices...........................................................    69
         Section 13.13     Governing Law; Venue; Service of Process..........................    69
         Section 13.14     Binding Arbitration...............................................    70
         Section 13.15     Counterparts......................................................    71
         Section 13.16     Severability......................................................    71
         Section 13.17     Headings..........................................................    71
         Section 13.18     Non-Application of Chapter 346 of Texas Finance Code..............    72
         Section 13.19     Construction......................................................    72
         Section 13.20     Independence of Covenants.........................................    72
         Section 13.21     Confidentiality...................................................    72
         Section 13.22     WAIVER OF JURY TRIAL..............................................    72
         Section 13.23     ENTIRE AGREEMENT..................................................    72
         Section 13.24     Amendment and Restatement; Release................................    72

                                INDEX TO EXHIBITS

Exhibit           Description of Exhibit
-------           ----------------------
    A             Form of Revolving Credit Note
    B             Form of Tranche B Note
    C             Form of Swing Note
    D             Advance Request Form
    E             Letter of Credit Request Form
    F             Form of Borrowing Base Report
    G             Form of Assignment and Acceptance


                               INDEX TO SCHEDULES

Schedule          Description of Schedule
--------          -----------------------
1.1(a)            Commitments
1.1(b)            Existing LCs
1.1(c)            Pay-Day Advance Loan Documents
1.1(d)            Real Property
7.14              List of Subsidiaries
8.2               Subsidiaries to Be Dissolved
9.1               Existing Debt
9.2               Existing Liens

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

      THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of October 30, 2002, is among EZCORP, INC., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, a national banking association, as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent") and as the Issuing Bank (hereinafter defined).

                                 R E C I T A L S

      A. The Borrower, the Agent, the Issuing Bank and certain banks or other lending institutions party thereto have entered into that certain Amended and Restated Credit Agreement dated as of December 15, 2000, as amended by (a) that certain First Amendment to Amended and Restated Credit Agreement dated as of May 1, 2001, (b) that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 10, 2001, (c) that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 3, 2001, (d) that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of September 30, 2002 and (e) that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of October 15, 2002 (as amended, the "Existing Credit Agreement").

      B. The Borrower has requested and the Agent, the Issuing Bank and the Lenders have agreed to restructure the existing revolving credit facility, standby letter of credit subfacility and swing-line subfacility, and to amend and modify the Existing Credit Agreement upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

Definitions

Definitions. As used in this Agreement, the following terms have the following meanings:


      "AAA" is defined in Section 13.14(b).

      "Additional Costs" is defined in Section 5.1.

      "Adjusted Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to the Eurodollar Rate for such Eurodollar Advance for such Interest Period.

      "Adjustment Date" is defined in Section 2.11.

      "Advance" means an advance of funds by the Lenders or any of them to the Borrower pursuant to Article II (inclusive of the Revolving Credit Loan, Tranche B Loan and the Swing Loan) and the Continuation or Conversion thereof pursuant to Section 2.6 and Article V hereof.

      "Advance Request Form" means a certificate, in substantially the form of Exhibit D hereto, properly completed and signed by the Borrower requesting an Advance.

      "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds 5% or more of any class of voting stock of such Person; or (c) 5% or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Lender be deemed an Affiliate of the Borrower or any of its Subsidiaries.

      "Agent" has the meaning set forth in the introductory paragraph of this Agreement.

      "Agreement" has the meaning set forth in the introductory paragraph of this Agreement, as the same may from time to time be amended, restated, supplemented or modified.

      "Applicable Lending Office" means for each Lender and each Type of Advance, the Lending Office of such Lender (or of an Affiliate of such Lender) designated for such Type of Advance below its name on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Agent as the office by which its Advances of such Type are to be made and maintained.

      "Applicable Rate" means: (a) during the period that an Advance is a Base Rate Advance, the Base Rate, plus the Base Rate Margin, and (b) during the period that a an Advance under the Revolving Credit Loan or the Tranche B Loan is a Eurodollar Advance, the Adjusted Eurodollar Rate, plus the Eurodollar Margin.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Assignee" is defined in Section 13.8(b).

         "Assigning Lender" is defined in Section 13.8(b).

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its assignee and accepted by the Agent pursuant to Section 13.8, in substantially the form of Exhibit G hereto.

         "Average Inventory" means Inventory calculated by dividing the total of all ending Inventory for each month for the most recent 13 months by 13.

         "Base Rate" means as of any date of determination, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the sum of the Federal Funds Rate in effect on such day plus 0.5%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively, without notice to the Borrower.

            "Base Rate Advances" means Advances that bear interest at rates based upon the Base Rate.

            "Base Rate Margin" has the meaning set forth in Section 2.11.

      "Borrower" is defined in the introductory paragraph of this Agreement.

      "Borrower Security Agreement" means that certain Amended and Restated Borrower Security Agreement dated as of the date hereof, executed by the Borrower in favor of the Agent for the benefit of the Lenders, in form and substance satisfactory to the Agent and Lenders, as the same may be amended, restated, supplemented, or modified from time to time.

      "Borrowing Base" means, at any time, an amount equal to the sum of (a) 65% of Eligible Accounts, which Eligible Accounts will not include more than $4,000,000 in the aggregate of the Borrower's or any Subsidiary's interest in Pay-Day Advance Loans net of any valuation reserves (the amount under this clause (a) hereinafter referred to as the "Eligible Accounts Amount"), plus (b) the sum of (x) 65% of Eligible Jewelry Inventory, plus (y) 40% of Eligible General Merchandise Inventory, minus (z) customer deposits received on layaway Inventory of the Borrower or the applicable Subsidiary (the amount under this clause (b) hereinafter referred to as the "Eligible Total Inventory Amount"); provided that (i) 50% of the sum of Eligible Jewelry Inventory plus the Eligible General Merchandise Inventory included for purposes of the Borrowing Base shall consist of Eligible Jewelry Inventory, and (ii) the total Eligible Total Inventory Amount included in the Borrowing Base shall not be greater than the Eligible Accounts Amount.

      "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Austin, Texas and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Eurodollar Advances, any day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as additions to property, plant and equipment on the consolidated statement of cash flows of the Borrower in accordance with GAAP, including all such expenditures so classified as "recurring capital expenditures" and all such expenditures associated with Capital Lease Obligations.

      "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Cash Equivalent Investment" means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof

(provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "AAA" or the equivalent thereof from Standard & Poor's Corporation or "Aaa" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

      "Collateral" means the property in which Liens have been granted to the Agent for the benefit of the Lenders pursuant to the Borrower Security Agreement, the Subsidiary Security Agreement, the Real Property Security Documents, or any other agreement, document, or instrument executed by the Borrower or a Guarantor in accordance with Section 8.13 of the Original Credit Agreement, whether such Liens are now existing or hereafter arise.

      "Commitment" means, as to each Lender, the obligation of such Lender to purchase participations (or with respect to the Swing Lender or the Issuing Bank, hold other interests in) the Swing Loan and in Letters of Credit as described in Articles II and III hereunder, the Revolving Credit Commitment and the Tranche B Commitment.

      "Commitment Fee" is defined in Section 2.10.

      "Commitment Fee Rate" means 0.375% per annum.

      "Compliance Certificate" is defined in Section 8.1(c).

      "Consolidated Net Income" means, at any time, the aggregate net income or loss of the Borrower and its consolidated Subsidiaries determined on a consolidated basis as determined in accordance with GAAP.

      "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; provided, however, there shall be excluded therefrom any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet.

      "Continue," "Continuation," and "Continued" shall refer to the continuation pursuant to Section 2.7 of a Eurodollar Advance as a Eurodollar Advance from one Interest Period to the next Interest Period.

      "Contribution and Indemnification Agreement" means that certain Amended and Restated Contribution and Indemnification Agreement dated as of the date hereof executed by the Borrower and the Guarantors, in form and substance satisfactory to the Agent and the Lenders, as the same may be amended, restated, supplemented or modified from time to time.

      "Convert," "Conversion," and "Converted" shall refer to a conversion pursuant to Section 2.7 or Article V of one Type of Advance into another Type of Advance.

      "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

      "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

      "Default Rate" means the lesser of (a) the Maximum Rate or, (b) the sum of the Base Rate in effect from day to day plus 5% per annum.

      "Deposit and Cash Management Services" means the deposit and/or cash management products and services provided by a Lender in connection with any deposit or other accounts of the Borrower or any of its Subsidiaries, including without limitation, the extensions of credit made by a Lender to or for the account of the Borrower or any of its Subsidiaries in the ordinary course of business in connection therewith.

      "Disposition" is defined in Section 9.8.

      "Dollars" and "$" mean lawful money of the United States of America.

      "EBITDA" means Consolidated Net Income, plus, to the extent that any of the following were deducted in calculating such Consolidated Net Income, interest expense, tax expenses, and depreciation and amortization, but excluding all extraordinary items of income and loss.

      "Eligible Accounts" means, at any time, (i) all pawn loan receivables of the Borrower and its Subsidiaries reasonably satisfactory to the Agent, and (ii) all of the Borrower's and its Subsidiaries' interests in Pay-Day Advance Loans reasonably satisfactory to the Agent and as to clause (i) above that satisfy the following conditions:

The account complies in all material respects with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, Regulation Z of the Board of Governors of the Federal Reserve System, as applicable, the provisions of the Texas

Pawnshop Act (Chapter 371 of the Texas Finance Code) and similar laws governing the operation of pawnshops in other states and local jurisdictions where the Borrower or any of the Subsidiaries conduct business and the consumer loan provisions of the Texas Finance Code;

The account has not been outstanding at or beyond the date applicable state law permits the pawned item relative to the subject account to be sold by the applicable Subsidiary and is not further subject to any federal or local laws, rules or ordinances;

The account arises from an enforceable contract, the performance of which has been completed by the applicable Subsidiary;

The applicable Subsidiary has good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of Agent and, such Lien is subordinated only to the limited extent as may be provided in the Subsidiary Security Agreement and Real Property Security Documents with respect to limited portions of Collateral in store locations in Texas;

The account is subject to a first priority, perfected Lien in favor of the Agent;

The account does not arise out of a contract with an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by the Subsidiary to the Agent in and to such account;

The account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment;

The account is not evidenced by chattel paper unless such chattel paper has been delivered to Agent;

The account debtor has not notified the applicable Subsidiary of any dispute concerning the transaction giving rise to the account;

The account is payable in Dollars by the account debtor;

      and as to clause (ii) above that satisfy the following condition:

            (a) The account arises from a Pay-Day Advance Loan which has not been due for more than 90 days from the date such Pay-Day Advance Loan was made.

      "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected, in accordance with Section 13.8, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

      "Eligible General Merchandise Inventory" means, at any time, the difference of (a) all Inventory of the Borrower and the Subsidiaries (excluding Jewelry Inventory), relative to transactions occurring and maintained at store locations or the central jewelry processing location in Austin, Texas which Inventory is (i) located at locations either owned by the Borrower or applicable Subsidiary, or leased by the Borrower or the applicable Subsidiary,

(ii) held for sale or disposition in the ordinary course of such Subsidiary's business, (iii) subject to a first priority, perfected Lien in favor of the Agent and, such Lien is subordinated only to the limited extent as may be provided in the Subsidiary Security Agreement and Real Property Security Documents with respect to limited portions of Collateral in store locations in Texas, and (iv) if located at a location leased by the Borrower or the applicable Subsidiary, then for all such locations if for at least 85% of all such leased locations either (x) the Borrower or applicable Subsidiary has provided the Agent with landlord's waiver letters in form and content reasonably acceptable to the Agent or (y) the Agent has actual knowledge that the landlord of such location has no contractual, statutory or common law Lien on such Inventory (those certain leased locations for which the requirements in clauses
(x) or (y) have been satisfied hereinafter referred to as "Qualified Leased Locations"), or if less than 85% of all such leased locations are Qualified Leased Locations, then for the Qualified Leased Locations, minus (b) the pro rata portion of the Inventory Valuation Reserve on such Inventory. Eligible General Merchandise Inventory shall not include (A) Inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, a rent or lease basis, or on the basis of any similar understanding, (B) Inventory with respect to which a claim exists disputing the Borrower's or such Subsidiary's title to or right to possession of such Inventory and (C) Inventory that the Agent in its sole discretion, has reasonably determined to be unmarketable.

      "Eligible Jewelry Inventory" means, at any time, the difference of (a) the sum of (I) all Jewelry Inventory of the Borrower and the Subsidiaries, relative to transactions occurring and maintained at store locations or the central jewelry processing location in Austin, Texas which Jewelry Inventory is (i) located at locations either owned by the Borrower or applicable Subsidiary, or leased by the Borrower or the applicable Subsidiary, (ii) held for sale or disposition in the ordinary course of such Subsidiary's business, (iii) subject to a first priority, perfected Lien in favor of the Agent and, such Lien is subordinated only to the limited extent as may be provided in the Subsidiary Security Agreement and Real Property Security Documents with respect to limited portions of Collateral in store locations in Texas, and (iv) if located at a location leased by the Borrower or the applicable Subsidiary, then for all locations if at least 85% of all such leased locations are Qualified Leased Locations, or if less than 85% of all such leased locations are Qualified Leased Locations, then for the Qualified Leased Locations, plus (II) all Jewelry Inventory of the Borrower and the Subsidiaries in transit or located at a refining facility or with refining processor so long as (x) the criteria in clauses (ii) and (iii) above are satisfied and (y) the Agent has received such documentation in form and substance satisfactory to the Agent from the Borrower or the applicable Subsidiary related to such Jewelry Inventory minus (b) the pro rata portion of the Inventory Valuation Reserve on such Inventory. Eligible Jewelry Inventory shall not include (A) Jewelry Inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, a rent or lease basis, or on the basis of any similar understanding, (B) Jewelry Inventory with respect to which a claim exists disputing the Borrower's or such Subsidiary's title to or right to possession of such Jewelry Inventory and (C) Jewelry Inventory that the Agent in its sole discretion, has reasonably determined to be unmarketable.

      "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

      "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

      "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or which is otherwise affiliated with the Borrower (within the meaning of Section 414(m) or Section 414(o) of the Code).

                  "Eurodollar Advances" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "Adjusted Eurodollar Rate" in this Section 1.1.

                  "Eurodollar Margin" is defined in Section 2.11.

      "Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period, the rate per annum obtained by dividing (a) the rate per annum determined by the Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Rate" shall be the interest rate per annum determined by the Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period by (b) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D). Each determination by the Agent pursuant to this definition shall be conclusive absent manifest error.

      "Event of Default" is defined in Section 11.1.

      "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Existing Credit Agreement" is defined in the recitals of this Agreement.

      "Existing Debt" means the Debt listed on Schedule 9.1.

      "Existing LCs" means those letters of credit described on Schedule 1.1(b) issued pursuant to the Original Credit Agreement or the Existing Credit Agreement.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to Wells Fargo Bank Texas, National Association on such day on such transactions as determined by the Agent.

      "Fiscal Quarter" means any three-month period ending December 31, March 31, June 30 or September 30.

      "Fiscal Year" means each 12 month period ending September 30 of each year.

      "Fixed Charge Coverage Ratio" means, for each Fiscal Quarter, the quotient determined by dividing (a) the sum of EBITDA plus Rental Expense minus Unfinanced Capital Expenditures minus taxes paid in cash by the Borrower and its consolidated Subsidiaries, in each case for the period of the four prior Fiscal Quarters most recently ended by (b) the sum of the aggregate interest expense and Rental Expense of the Borrower and its consolidated Subsidiaries, in each case for the period of the four prior Fiscal Quarters most recently ended.

      "Foreign Lender" is defined in Section 4.7.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

      "Funded Debt" means, at any particular time, the sum of the following, calculated on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP: (a) all obligations for borrowed money, including but not limited to senior bank debt, senior notes and subordinated debt, (b) all obligations relating to the deferred purchase price of property and services,
(c) all Capital Lease Obligations, (d) all obligations as a reimbursement obligor with respect to an issued letter of credit or similar instrument (whether drawn or undrawn), and (e) all obligations under a Guarantee of borrowed money, or any other type of direct or contingent obligation.

      "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

      "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

      "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Guarantor" means each and every domestic Subsidiary of the Borrower whether now in existence or hereafter created which include but are not limited to those Subsidiaries listed on Schedule 7.14.

      "Guaranty" means that certain Amended and Restated Guaranty Agreement dated as of the date hereof, executed by the Guarantors in favor of the Agent and the Lenders, in form and substance satisfactory to the Agent and the Lenders, as the same has been or may be amended, restated, supplemented, or otherwise modified from time to time.

      "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

      "Indemnity Accounts" means collectively, any and all indemnity accounts established and maintained by the Borrower or any Subsidiary to secure the Borrower's and its Subsidiaries' obligations to be incurred with County Bank of Rehoboth Beach, Delaware in connection with Pay-Day Advance Loans, such obligations to be established and governed by the Pay-Day Advance Loan Documents.

      "Interest Period" means the period commencing, with respect to any Eurodollar Advances, on the date such Eurodollar Advances are made or Converted from Advances of another Type or, in the case of each subsequent, successive Interest Period applicable to a Eurodollar Advance, the last day of the next preceding Interest Period with respect to such Advance, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.5 or 2.6 hereof, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the first, second, third or sixth calendar month thereafter, as the case may be. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day; (b) any Interest Period for Eurodollar Advances under the Tranche B Loan which would otherwise extend beyond the Tranche B Termination Date shall end on the Termination Date and the provisions of Section 5.5 shall apply; (c) any Interest Period for Eurodollar Advances under the Revolving Credit Loan which would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date and the provisions of Section 5.5 shall apply; and (d) no Interest Period for any Eurodollar Advances shall have a duration of less than one month, and, if the Interest Period for any Eurodollar Advances would otherwise be a shorter period, such Advances shall not be available hereunder.

      "Inventory" means at any particular time, inventory (as defined in the UCC) of the Borrower or any of the Subsidiaries including, without limitation, all materials and goods held by or for the benefit of the Borrower or any of the Subsidiaries for sale, lease or consumption.

      "Inventory Turnover" means, for each Fiscal Quarter, the quotient determined by dividing the cost of Inventory items sold during the most recent 12 month period by the Average Inventory for such period.

      "Inventory Valuation Reserve" means a valuation account on the Inventory of the Borrower and its Subsidiaries used to reduce such Inventory's carrying value to the lesser of cost or fair market value, as determined by the Borrower after taking into account such factors as obsolescence and broken or unmarketable Inventory.

      "Issuing Bank" means, with respect to any Letter of Credit, Wells Fargo Bank Texas, National Association.

      "Jewelry Inventory" means, at any time, all gold, silver and jewelry Inventory of the Borrower or any Subsidiary.

      "Landlord Change" means any change in the landlord for a Leased Location.

      "LC Participation" means, with respect to any Lender, at any time, the amount of participating interest held by such Lender (or in the case of the Issuing Bank, other interests) in respect of a Letter of Credit.

      "Leased Location" means any location which is leased by the Borrower or any Subsidiary and at which the Borrower or the applicable Subsidiary maintains Collateral.

      "Lender" is defined in the introductory paragraph of this Agreement.

      "Lending Party" is defined in Section 13.21.

      "Letter of Credit" means, any standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to Article III.

      "Letter of Credit Disbursement" means a disbursement by the Issuing Bank to the beneficiary of a Letter of Credit in connection with a drawing thereunder.

      "Letter of Credit Liabilities" means, at any time, the sum of (a) the aggregate face amounts of all outstanding Letters of Credits and (b) the aggregate amount of all Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower.

      "Letter of Credit Request Form" means, a certificate, in substantially the form of Exhibit E hereto, properly completed and signed by the Borrower requesting issuance of a Letter of Credit.

      "Leverage Ratio" means, as of any Fiscal Quarter end, the ratio of Funded Debt to EBITDA, in each case for such Fiscal Quarter and the prior three Fiscal Quarters.

      "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

      "Litigation Fund Accounts" means collectively, any and all litigation fund accounts established and maintained by the Borrower or any Subsidiary to secure the Borrower's and its Subsidiaries' obligations to be incurred with County Bank of Rehoboth Beach, Delaware in connection with Pay-Day Advance Loans, such obligations to be established and governed by the Pay-Day Advance Loan Documents.

      "Loan Documents" means this Agreement, the Notes, the Guaranty, the Contribution and Indemnification Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement, the Real Property Security Documents and all other promissory notes, security agreements, assignments, deeds of trust, guaranties, and other instruments, documents, and agreements now or hereafter executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

      "Loans" means, collectively, the Revolving Credit Loan, the Tranche B Loan and the Swing Loan.

      "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole, or (b) the validity of enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

      "Material Debt" is defined in Section 11.1(h).

      "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

      "Monthly Payment Date" means the third day of each calendar month of each year, the first of which shall be November 3, 2002.

      "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

      "Net Proceeds" from any issuance, sale or disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) reasonable legal fees and other reasonable expenses payable by the issuer in connection with such issuance, sale or other disposition. "Net Proceeds" from any disposition of assets means the amount equal to (a) the aggregate gross proceeds of such disposition, less (b) the following: (i) sales or other similar taxes paid or payable by the seller in connection with such disposition, (ii) reasonable broker fees in connection with such disposition,
(iii) reasonable legal fees and other reasonable expenses payable by the seller in connection with such disposition and (iv) the amount of any Debt secured by the assets that must be repaid in connection with such disposition so long as it is a Debt permitted under this Agreement.

      "Notes" means, collectively, the Revolving Credit Notes, the Tranche B Notes and the Swing Note.

      "Obligated Party" means each Guarantor and any other Person who is or becomes party to any written agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

      "Obligations" means, collectively, the Primary Obligations and the Secondary Obligations.

      "Original Credit Agreement" means that certain Credit Agreement dated as of December 10, 1998, by and among the Borrower, the Agent, the Issuing Bank and certain banks or other lending institutions party thereto, as amended by (a) that certain First Amendment to Credit Agreement dated as of September 29, 1999,
(b) that certain Second Amendment to Credit Agreement dated as of March 31, 2000 and (c) that certain Third Amendment to Credit Agreement dated as of June 30, 2000.

      "Other Taxes" is defined in Section 4.6(b).

      "Pay-Day Advance Loan Documents" means the documents, instruments and agreements which are acceptable to the Agent and the Lenders and are more specifically described on Schedule 1.1(c) attached hereto, and all amendments, modifications, renewals, extensions, restatements and supplements thereto, copies of which have been provided to the Agent and the

Lenders and are satisfactory in form and substance to the Agent and the Lenders; provided that if such amendments, modifications, renewals, extensions, restatements and supplements are non-substantive from the perspective of the economics of the transactions evidenced by such documents, instruments and agreements described on Schedule 1.1(c), prior approval by the Agent and the Lenders is not required.

      "Pay-Day Advance Loans" means loans which are anticipated to be repaid by the proceeds of post-dated checks or through an ACH debit from the account of the borrower of the Pay-Day Advance Loan.

      "Payment Office" means the operational office of the Agent in Denver, Colorado, presently located at 1700 Lincoln, 3rd Floor, MAC #C7300-034, Denver, Colorado 80274.

      "Payor" is defined in Section 4.5.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

      "Permitted Debt" means (a) the Obligations, (b) Existing Debt and (c) other Debt permitted by Section 9.1.

      "Permitted Liens" means Liens permitted by Section 9.2.

      "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

      "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA) established or maintained by the Borrower or any ERISA Affiliate, which plan is subject to the provisions of ERISA.

      "Primary Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent, the Issuing Bank, and the Lenders, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement, the Notes and the other Loan Documents (including without limitation, all of the Borrower's contingent reimbursement obligations in respect of Letters of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

      "Prime Rate" means, at any time, the rate of interest per annum then most recently announced by Wells Fargo Bank, National Association at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by Wells Fargo Bank, National Association to its borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect on the date the change is announced by Wells Fargo Bank, National Association without notice to the Borrower at the time of such change in the Prime Rate.

      "Principal Office" means the principal office of the Agent in Austin, Texas, presently located at 111 Congress Avenue, Suite 300, Austin, Texas 78701.

      "Prohibited Transaction" means any transaction set forth in Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

      "Qualified Leased Location" is defined in the definition of Eligible General Merchandise Inventory.

      "Quarterly Payment Date" means the third day of each January, April, July and October of each year, the first of which shall be January 3, 2003.

      "Real Property" means the fee owned real property and interests in fee owned real property of the Borrower and the Subsidiaries, including without limitation, that fee owned real property identified on Schedule 1.1(d) attached hereto, and all improvements and fixtures thereon and all appurtenances thereto, whether now existing or hereinafter arising.

      "Real Property Security Documents" means all deeds of trust, mortgages and other instruments, documents and agreements executed and delivered by the Borrower or any Guarantor in favor of the Agent for the benefit of the Lenders, which creates a Lien on such Person's interests in the Real Property, as the same may be amended, supplemented or modified.

      "Register" is defined in Section 13.8(d).

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

      "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

      "Released Parties" is defined in Section 13.24.

      "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Rental Expense" means the amounts paid by the Borrower and each Subsidiary to lease facilities for business operations.

            "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

            "Required Lenders" means at any time while no Advances or Letters of Credit Liabilities are outstanding, two or more Lenders having at least 66 2/3% of the aggregate amount of the Commitments and, at any time while Advances or Letter of Credit Liabilities are outstanding, two or more Lenders holding at least 66 2/3% of the outstanding aggregate principal amount of the Revolving Credit Advances, the LC Participations, and the SL Participations.

            "Required Payment" is defined in Section 4.5.

            "Reserve Requirement" means, for any Eurodollar Advance for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency Liabilities" as such term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or
      (ii) any category of extensions of credit or other assets which include Eurodollar Advances.

            "Revolving Credit Commitment" means, as to each Lender, the obligation of such Lender to make the Revolving Credit Loan as described in Article II hereunder in the principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) hereto under the heading "Revolving Credit Commitment", as the same may be reduced pursuant to Section 2.12 or terminated pursuant to Section 2.12 or
      11.2. As of the date hereof, the aggregate amount of the Revolving Credit Commitments of all Lenders equals $40,000,000.

      "Revolving Credit Loan" means the revolving credit loan made or to be made hereunder to Borrower pursuant to Section 2.1.

      "Revolving Credit Loan Advance" means an Advance under the Revolving Credit Loan.

      "Revolving Credit Notes" means the promissory notes of the Borrower payable to the order of the Lenders in the aggregate principal amount of the Revolving Credit Loan, in substantially the form of Exhibit A hereto, and all extensions, renewals, and modifications thereof.

      "Revolving Credit Termination Date" means 10:00 a.m. (Austin, Texas time) on March 31, 2005 or such earlier date and time on which the Revolving Credit Commitments and Swing Commitment terminate as provided in this Agreement.

      "Rules" is defined in Section 13.14(b).

      "Secondary Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Lenders or any of them, arising pursuant to or in connection with the Deposit and Cash Management Services, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including without limitation, the obligations of the Borrower to pay all fees, costs and expenses (including without limitation, reasonable attorneys' fees) provided for in connection with the documentation governing the Deposit and Cash Management Services.

      "SL Participation" means, with respect to any Lender, at any time, the amount of participating interest held by such Lender (or in the case of the Swing Lender, other interests) in respect of the Swing Loan.

      "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

      "Subsidiary Security Agreement" means collectively, those certain Amended and Restated Subsidiary Security Agreements dated as of the date hereof executed by the Guarantors in favor of the Agent for the benefit of the Lenders, in form and substance satisfactory to the Agent and the Lenders, as the same may be amended, restated, supplemented, or modified from time to time.

      "Swing Commitment" means an amount (subject to reduction or cancellation as herein provided) equal to $3,000,000.

      "Swing Lender" means Wells Fargo Bank Texas, National Association.

      "Swing Loan" means the swing loan made or to be made hereunder to the Borrower pursuant to Section 2.8.

      "Swing Loan Advance" means an Advance under the Swing Loan.

      "Swing Note" means the promissory note of the Borrower payable to the order of the Swing Lender in the principal amount of the Swing Commitment in substantially the form of Exhibit C hereto, and all extensions, renewals, and modifications thereof.

      "Taxes" is defined in Section 4.6(a).

      "Tranche B Advance" means an Advance under the Tranche B Loan.

      "Tranche B Commitment" means, as to each Lender, the obligation of such Lender to make the Tranche B Loan as described in Article II hereunder in the principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) hereto under the heading "Tranche B Commitment", as the same may be reduced pursuant to Section 2.12 or terminated pursuant to Section 2.12 or 11.2. As of the date hereof, the aggregate amount of the Tranche B Commitments of all Lenders equals $7,500,000.

      "Tranche B Non-Payment Fee" is defined in Section 2.13.

      "Tranche B Loan" means the revolving credit loan made or to be made hereunder to the Borrower pursuant to Section 2.2.

      "Tranche B Notes" means the promissory notes of the Borrower payable to the order of the Lenders in the aggregate principal amount of the Tranche B Loan, in substantially the form of Exhibit B hereto, and all extensions, renewals, and modifications thereof.

      "Tranche B Termination Date" means 10:00 a.m. (Austin, Texas time) on March 3, 2003 or such earlier date and time on which the Tranche B Commitments terminate as provided in this Agreement.

      "Type" means any type of Advance (i.e., Base Rate Advance or Eurodollar Advance).

      "UCC" means the Uniform Commercial Code as in effect in the State of Texas from time to time.

      "Unfinanced Capital Expenditures" means, for any period, all Capital Expenditures made with funds other than Advances.

      "Waiver" is defined in Section 8.12.

Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC. In the event of any changes in accounting principles required by GAAP or recommended by the Borrower's certified public accountants and implemented by the Borrower occur and such changes result in a change in the method of the calculation of financial covenants, standards, or terms under this Agreement, then the Borrower, the Agent, and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating such covenants, standards, or terms shall be the same after such changes as if such changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Agent, the Borrower and the Required Lenders, all financial covenants, standards, and terms in this Agreement shall continue to be calculated or construed as if such changes had not occurred.

Revolving Credit Loan, Tranche B Loan and Swing Loan

Revolving Credit Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Revolving Credit Loan Advances to the Borrower from time to time from the date hereof to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Revolving Credit Commitment as then in effect, provided that the aggregate amount of all Revolving Credit Loan Advances at any time outstanding shall not exceed (a) the lesser of (i) the Revolving Credit Commitments or (ii) the Borrowing Base minus the outstanding Tranche B Advances, minus (b) the sum of the outstanding Swing Loan Advances and the Letter of Credit Liabilities. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder the amount of the Revolving Credit Commitments by means of Base Rate Advances and Eurodollar Advances and, until the Revolving Credit Termination Date, the Borrower may Convert Revolving Credit Loan Advances of one Type into Revolving Credit Loan Advances of another Type. Revolving Credit Loan Advances of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Advances of such Type.

Tranche B Commitments. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Tranche B Advances to the Borrower from time to time from the date hereof to but not excluding the Tranche B Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Tranche B Commitment as then in effect, provided that (a) the aggregate amount of all Tranche B Advances at any time outstanding shall not exceed the sum of (i) the lesser of (x) the Tranche B Commitments or (y) the Borrowing Base minus the sum of the outstanding Swing Loan Advances, the Revolving Credit Loan Advances, and the Letter of Credit Liabilities, minus (ii) the outstanding Tranche B Advances, and (b) the sum of the outstanding Revolving Credit Loan Advances, Swing Loan Advances and Letter of Credit Liabilities is not less than the lesser of (i) the Revolving Credit Commitments or (ii) the Borrowing Base minus the outstanding Tranche B Loans. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder the amount of the Tranche B Commitments by means of Base Rate Advances and Eurodollar Advances and, until the Tranche B Termination Date, the Borrower may Convert Tranche B Advances of one Type into Tranche B Advances of another Type. Tranche B Advances of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Advances of such Type.

Revolving Credit Notes and Tranche B Notes. The obligation of the Borrower to repay each Lender for Revolving Credit Loan Advances made by such Lender and interest thereon shall be evidenced by a Revolving Credit Note executed by the Borrower, payable to the order of such Lender, in the principal amount of such Lender's Revolving Credit Commitment dated the date hereof. The obligation of the Borrower to repay each Lender for Tranche B Advances made by such Lender and interest thereon shall be evidenced by a Tranche B Note executed by the Borrower, payable to the order of such Lender, in the principal amount of such Lender's Tranche B Commitment dated the date hereof.

Repayment of Revolving Credit Loan and Tranche B Loan. The Borrower shall repay the outstanding principal amount of the Revolving Credit Loan and the Swing Loan on the Revolving Credit Termination Date. The Borrower shall repay the outstanding principal amount of the Tranche B Loan on the Tranche B Termination Date.

Interest. The unpaid principal amount of the Revolving Credit Loan and the Tranche B Loan shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the greater of 4.50% or the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Revolving Credit Loan Advances and the Tranche B Advances shall be due and payable as follows:

in the case of all Base Rate Advances, on each Monthly Payment Date;

in the case of all Eurodollar Advances, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period with a duration greater than three months, at three-month intervals after the first day of such Interest Period;

upon the payment or prepayment of any Eurodollar Advance or the Conversion of any Eurodollar Advance to an Advance of another Type (but only on the principal amount so paid, prepaid, or Converted);

with respect to Revolving Credit Loan Advances and Swing Loan Advances, on the Revolving Credit Termination Date; and

with respect to Tranche B Advances, on the Tranche B Termination Date.

      Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the outstanding principal amounts of all Advances and (to the fullest extent permitted by law) any other amounts payable by the Borrower under any Loan Document shall bear interest at the Default Rate at the Required Lenders' option beginning upon the occurrence of such Event of Default or such later date as selected by the Required Lenders. Interest payable at the Default Rate shall be payable from time to time on demand.

Revolving Credit Loan and Tranche B Loan Borrowing Procedure. The Borrower shall give the Agent notice by means of an Advance Request Form of each requested Revolving Credit Loan Advance and each Tranche B Advance at least one Business Day before the requested date of each Base Rate Advance, and at least three Business Days before the requested date of each Eurodollar Advance, specifying:
(a) the requested date of such Revolving Credit Loan Advance or such Tranche B Advance (which shall be a Business Day), (b) the amount of such Revolving Credit Loan Advance or such Tranche B Advance, (c) the Type of Revolving Credit Loan Advance or such Tranche B Advance, and (d) in the case of a Eurodollar Advance, the duration of the Interest Period for such Revolving Credit Loan Advance or such Tranche B Advance. Each Eurodollar Advance under the Revolving Credit Loan or the Tranche B Loan shall be in a minimum principal amount of $1,000,000 or an integral multiple of $500,000. Each Base Rate

Advance under the Revolving Credit Loan or the Tranche B Loan shall be in a minimum principal amount of $500,000 or in greater increments of $100,000. The Agent shall notify each Lender of the contents of each such notice promptly. Not later than 1:00 p.m. (Austin, Texas time) on the date specified for each Revolving Credit Loan Advance or each Tranche B Advance hereunder, each Lender will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of each Revolving Credit Loan Advance or each Tranche B Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Revolving Credit Loan Advance or each Tranche B Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. All notices by the Borrower under this Section shall be irrevocable and shall be given not later than 11:00 a.m. (Austin, Texas time) on the day which is not less than the number of Business Days specified above for such notice.

Conversions and Continuations. The Borrower shall have the right from time to time to Convert all or part of a Revolving Credit Loan Advance or a Tranche B Advance of one Type into an Advance of another Type or to Continue Eurodollar Advances as Eurodollar Advances by giving the Agent written notice at least one Business Day before Conversion into a Base Rate Advance, and at least three Business Days before Conversion into or Continuation of a Eurodollar Advance, specifying: (a) the Conversion or Continuation date, (b) the amount of the Advance to be Converted or Continued, (c) in the case of Conversions, the Type of Advance to be Converted into, and (d) in the case of a Continuation of or Conversion into a Eurodollar Advance, the duration of the Interest Period applicable thereto; provided that (i) Eurodollar Advances may only be Converted on the last day of the Interest Period, (ii) except for Conversions into Base Rate Advances, no Conversions shall be made while a Default has occurred and is continuing, and (iii) no more than five Interest Periods shall be in effect at the same time. The Agent shall notify each Lender of the contents of each such notice promptly and in any event not later than one Business Day after receipt thereof. All notices by the Borrower under this Section shall be irrevocable and shall be given not later than 11:00 a.m. (Austin, Texas time) on the day which is not less than the number of Business Days specified above for such notice. If the Borrower shall fail to give the Agent the notice as specified above for Continuation or Conversion of a Eurodollar Advance prior to the end of the Interest Period with respect thereto, such Eurodollar Advance shall be Converted automatically into a Base Rate Advance on the last day of the then current Interest Period for such Eurodollar Advance.

      Swing Loans.

Making Swing Loans; Interest Rate. For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, the Swing Lender, solely for its own account, agrees, on the terms and conditions hereinafter set forth, to make Swing Loans to the Borrower (which the Borrower may repay and reborrow from time to time in accordance with the terms and provisions hereof) from time to time on any Business Day during the period from the date hereof to but excluding the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding which shall not exceed the Swing Commitment; provided that, the Swing Lender shall not be obligated to make any Swing Loan (i) which when added to the then outstanding Revolving Credit Loan Advances plus the outstanding Letter of Credit Liabilities plus the outstanding Swing Loan Advances would exceed the lesser of (1) the Commitments and (2) the Borrowing Base minus the outstanding Tranche B Advances, and

(ii) at any time after any Lender has refused to purchase a participation in any Swing Loan as provided in Section 2.8(d). All Swing Loans shall bear interest at the lesser of (A) the Maximum Rate and (B) the Applicable Rate for Base Rate Advances (subject to Section 2.5) and shall be included within the Primary Obligations hereunder. Each Swing Loan shall be subject to all the terms and conditions applicable to the Revolving Credit Loan; provided that, (i) there shall be no minimum Swing Loan Advance amount or repayment for a Swing Loan except as provided in Section 2.8(c), and (ii) each Swing Loan shall be available and may be prepaid on same day telephonic notice to be followed promptly with an Advance Request Form (except for telephonic notices of prepayment) from the Borrower to the Swing Lender, so long as such notice is received by the Swing Lender prior to 3:00 p.m. (Austin, Texas time).

Swing Note. The Swing Loans made by the Swing Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit C hereto, payable to the order of the Swing Lender in a principal amount equal to the Swing Commitment as originally in effect and otherwise duly completed.

Repayment of Swing Loans. Upon the earlier to occur of (i) the date 10 Business Days after each Swing Loan Advance, and (ii) demand by the Swing Lender, the Borrower shall promptly borrow Revolving Credit Loans from the Lenders, pursuant to Section 2.1 hereof and apply the proceeds of such Revolving Credit Loans to the repayment of such Swing Loan Advance then due.

Participation of Lenders. In the event the Borrower shall fail to repay when due any Swing Loan, each Lender with a Revolving Credit Commitment shall irrevocably and unconditionally purchase from the Swing Lender an SL Participation in such Swing Loan in lawful money of the United States and in the same day funds, in an amount equal to such Lender's pro rata share (based on the Revolving Credit Commitments) of the principal amount of such Swing Loans then due; provided that, no Lender shall be obligated to purchase a participation in the Swing Loans which would cause the outstanding Advances owed to such Lender plus such Lender's pro rata part of outstanding Letter of Credit Liabilities to exceed such Lender's Revolving Credit Commitment. If such amount is not in fact made available to the Swing Lender by any Lender with a Revolving Credit Commitment, the Swing Lender shall be entitled to recover such amount on demand from such Lender together with accrued interest thereon, for each day from the date of demand therefor, if made prior to 1:00 p.m. (Austin, Texas time) on any Business Day, or, if made at any other time, from the next Business Day following the date of such demand, until the date such amount is paid to the Swing Lender by such Lender at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swing Lender's demand therefor, and until such time as such Lender makes the required payment, the Swing Lender shall be deemed to continue to have outstanding a Swing Loan in the amount of such unpaid participation obligation for all purposes under the Loan Documents other than those provisions requiring the other Lenders with a Revolving Credit Commitment to purchase a participation therein. Thereafter, each payment of all or any part of the Primary Obligations evidenced by the Swing Note shall be paid to the Swing Lender for the ratable benefit of the Swing Lender and the Lenders who are participants in the Swing Loan; provided that, with respect to any participation hereunder, all interest accruing on the Swing Loan (or any portion thereof) to which such participation relates prior to the date of purchase of any participation hereunder shall be payable solely to the Swing Lender for its own account.

Use of Proceeds. The proceeds of Advances shall be used by the Borrower to refinance Debt of the Borrower under the Existing Credit Agreement, for working capital in the ordinary course of business and other general corporate purposes.

Fees. (a) On the date hereof and on or prior to each October 30 during the term hereof, the Borrower agrees to pay to the Agent for the account of the Agent an annual agent fee in an amount to be agreed to by the Borrower and the Agent pursuant to a side letter agreement, and (b) the Borrower agrees to pay to the Agent for the account of each Lender a Commitment Fee (herein so called) on the average daily unused amount of such Lender's Commitment for the period from and including the date of this Agreement to and including the Revolving Credit Termination Date (or the Tranche B Termination Date, if applicable), at the Commitment Fee Rate, based on a 360 day year and the actual number of days elapsed. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date and on the Revolving Credit Termination Date (or the Tranche B Termination Date, if applicable). For the purpose of calculating the Commitment Fee hereunder, the Commitments shall be deemed utilized by the amount of all Revolving Credit Loan Advances, Tranche B Advances and all Letter of Credit Liabilities and without giving effect to any Swing Loan Advances.

Determination of Eurodollar Margin and Base Rate Margin. The Eurodollar Margin and the Base Rate Margin shall be defined and determined as follows:

            "Base Rate Margin" shall mean (i) during the period commencing on the date hereof and ending on but not including the first Adjustment Date, 1.50% per annum, and (ii) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (herein a "Calculation Period"), the percent per annum set forth in the table below in this Section 2.11 under the heading "Base Rate Margin" opposite the Leverage Ratio calculated for the completed four Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.

            "Eurodollar Margin" shall mean (i) during the period commencing on the date hereof and ending on but not including the first Adjustment Date, 3.00% per annum, and (ii) during each Calculation Period, the percent per annum set forth in the table below in this Section 2.11 under the heading "Eurodollar Margin" opposite the Leverage Ratio calculated for the completed four Fiscal Quarters which immediately preceded the beginning of the applicable Calculation Period.

    LEVERAGE RATIO          BASE RATE MARGIN    EURODOLLAR MARGIN
    --------------          ----------------    -----------------
Greater than 2.50:1.00            1.75%               3.25%

Equal to or less than             1.50%               3.00%
2.50:1.00, but greater
than 2.25:1.00

Equal to or less than             1.25%               2.75%
2.25:1.00, but greater
than 2.00:1.00

Less than 2.00:1.00               1.00%               2.50%


            Upon delivery of the Compliance Certificate pursuant to Section 8.1(c) in connection with the financial statements required to be delivered pursuant to

      Section 8.1(b) at the end of each Fiscal Quarter commencing with such Compliance Certificate delivered at the end of the Fiscal Quarter ending on March 31, 2003, the Eurodollar Margin and the Base Rate Margin shall automatically be adjusted as set forth in the table above, such automatic adjustment to take effect as of the first Business Day after the receipt by the Agent of the related Compliance Certificate (each such Business Day when the Eurodollar Margin or Base Rate Margin is adjusted pursuant to this sentence or below, herein an "Adjustment Date"). If the Borrower fails to deliver such Compliance Certificate which so sets forth the Leverage Ratio within the period of time required by Section 8.1(c), the Eurodollar Margin and the Base Rate Margin shall automatically be adjusted to highest applicable percentage set forth in the grid above, such automatic adjustment to take effect as of the first Business Day after the last day on which the Borrower was required to deliver the applicable Compliance Certificate in accordance with Section 8.1(c) and to remain in effect until subsequently adjusted in accordance herewith upon the delivery of a Compliance Certificate.

      Reduction or Termination of Commitments.

Optional. The Borrower shall have the right to terminate in whole or reduce in part the unused portion of the Commitments (including the Swing Commitment) upon at least three Business Days prior notice (which notice shall be irrevocable) to the Agent and each Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of $5,000,000 (or in the case of the Swing Commitment, $1,000,000) or an integral multiple thereof and the Revolving Credit Commitments (other than the Swing Commitment) shall not be reduced below the outstanding Letter of Credit Liabilities, and the Borrower shall simultaneously prepay the amount by which (i) the unpaid principal amount of the Revolving Credit Loan Advances, the Swing Loan Advances and outstanding Letter of Credit Liabilities exceeds the Revolving Credit Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid and (ii) the unpaid principal amount of the Tranche B Advances exceeds the Tranche B Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitments may not be reinstated after they have been terminated or reduced. In addition the Swing Commitment may never be more than the Revolving Credit Commitments (exclusive of the amount of the Swing Commitment). Notwithstanding anything to the contrary contained herein, any such termination or reduction in the Commitments shall be applied first to the Tranche B Commitments, then any remaining reduction shall be applied to the Revolving Credit Commitments.

Mandatory.

Upon the occurrence of any event requiring a mandatory prepayment under Section 4.3(c), (A) the Commitments shall automatically reduce by the amount equal to 100% of the Net Proceeds from the issuance, sale or other disposition of any shares of equity securities or other equity interests and (B) the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Advances plus the Letter of Credit Liabilities exceeds the Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid. Any such reductions in the Commitments shall be applied first to the Tranche B Commitments, then any remaining reduction shall be applied to the Revolving Credit Commitments.

Upon the occurrence of any event requiring a mandatory prepayment under Section 4.3(d) and so long as either the Tranche B Commitment or the Tranche B Loan is outstanding, (A) the Tranche B Commitments shall automatically reduce by the amount equal to 100% of the Net Proceeds from the sale of assets occurring on such date, and (B) the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Tranche B Advances exceeds the Tranche B Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid. In the event that the amount of Net Proceeds received under this clause (ii) exceeds the Tranche B Commitment, the amount of such excess Net Proceeds shall be subject to Section 2.12(b)(iii).

Upon the occurrence of any event requiring a mandatory prepayment under Section 4.3(d) and so long as the Tranche B Commitments have been terminated and the Borrower has paid the outstanding Tranche B Loan, (A) the Commitments shall automatically reduce by the amount equal to 100% of the Net Proceeds from the sale of assets occurring on such date to the extent such amount exceeds either
(x) $1,000,000 per Disposition or (y) $3,000,000 in the aggregate for all Dispositions which have occurred since the date hereof, (including without limitation, any Dispositions requiring a Tranche B Commitment reduction as provided in Section 2.12(b)(ii)) and (B) the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Advances plus the Letter of Credit Liabilities exceeds the Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid.

On each Monthly Payment Date beginning December 3, 2002, (A) the Tranche B Commitments shall automatically reduce by $250,000, and (B) the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Tranche B Advances exceeds the Tranche B Commitments (after giving effect to such reduction) plus accrued and unpaid interest in the principal amount so prepaid.

Tranche B Non-Payment Fee. The Borrower agrees to pay to the Agent for the account of the Lenders a fee (the "Tranche B Non-Payment Fee") in an amount equal to 3% of the Commitments outstanding as of the date immediately prior to the Tranche B Termination Date which shall be fully earned and due and payable on the Tranche B Termination Date. The Agent and the Lenders shall forgive payment of the Tranche B Non-Payment Fee if the Borrower has terminated the Tranche B Commitments and paid in full the outstanding Tranche B Loan on or before the Tranche B Termination Date.

Letters of Credit

      Letters of Credit.

Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue one or more standby Letters of Credit for the account of the Borrower from time to time from the date hereof to but excluding the Revolving Credit Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (i) $2,000,000, and (ii) an amount equal to (A) the lesser of (1) the Revolving Credit Commitments and
(2) the Borrowing Base minus the outstanding Tranche B Advances, minus (B) the sum of the outstanding Revolving Credit Loan Advances and Swing Loan Advances. Each Letter of Credit shall have an expiration date not beyond five Business Days prior to the Revolving Credit Termination Date, shall be payable in Dollars, must support a transaction that is entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such documents and instruments (including, without limitation, the Issuing Bank's standard application for issuance of letters of credit as then in effect) as the Issuing Bank may require. No Letter of Credit shall require any payment by the Issuing Bank to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to the Issuing Bank.

By the issuance of each Letter of Credit and without any further action on the part of the Issuing Bank or any of the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender with a Revolving Credit Commitment and each Lender with a Revolving Credit Commitment hereby agrees to acquire from the Issuing Bank a participation in each Letter of Credit and the related Letter of Credit Liabilities, effective upon the issuance thereof without recourse or warranty, equal to such Lender's pro rata share (based on the Revolving Credit Commitments) of such Letter of Credit and Letter of Credit Liabilities. In furtherance of the foregoing, each Lender with a Revolving Credit Commitment hereby absolutely and unconditionally agrees to pay to the Issuing Bank, as and when required by Section 3.4, such Lender's pro rata share of each Letter of Credit Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 3.1(b) in respect of each Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the occurrence and continuance of any Default, and that each such payment shall be made without any offset, abatement, withholding, or reduction whatsoever. This agreement to grant and acquire participations is an agreement between the Issuing Bank and the Lenders, and neither the Borrower nor any beneficiary of a Letter of Credit shall be entitled to rely thereon. The Borrower agrees that each Lender purchasing a participation from the Issuing Bank pursuant to this Section 3.1(b) may exercise all its rights to payment against the Borrower including the right of setoff, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

The Issuing Bank agrees with each Lender that it shall transfer to such Lender, without any offset, abatement, withholding, or reduction whatsoever, such Lender's proportionate share of any payment of a reimbursement obligation of the Borrower with respect to a Letter of Credit Disbursement, including interest payments made to the Issuing Bank on such Letter of Credit Disbursement, based on the proportion that the payment made by such Lender to the Issuing Bank in respect of the principal amount of such Letter of Credit Disbursement bears to the outstanding principal amount of such Letter of Credit Disbursement.

Schedule 1.1(b) contains a description of all letters of credit which were issued pursuant to the Original Credit Agreement or the Existing Credit Agreement and which are to remain outstanding under this Agreement. Each of the Existing LCs shall constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of this Agreement, be deemed issued on the date hereof.

Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least three Business Days prior notice from the Borrower to the Issuing Bank by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying (a) the date on which such Letter of Credit is to be issued (which shall be a Business Day) and the face amount thereof, (b) the name and address of the beneficiary, (c) whether such Letter of Credit shall permit a single drawing or multiple drawings, (d) the conditions permitting the drawing or drawings thereunder, (e) whether the draft thereunder shall be a sight or time draft and, if the latter, the date when the draft shall be payable, (f) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof), and (g) the expiration date of such Letter of Credit. Upon fulfillment of the applicable conditions precedent in Article VI, the Issuing Bank shall make the applicable Letter of Credit available to the Borrower or, if so requested by the Borrower, to the beneficiary of the Letter of Credit.

Presentment and Reimbursement. (a) Promptly upon receipt of any documents purporting to represent a demand for payment under a Letter of Credit, the Issuing Bank shall give notice to the Borrower of the receipt thereof, which notice may be telephonic. If the Issuing Bank shall have determined that a demand for payment under a Letter of Credit appears on its face to be in conformity with the terms and conditions of such Letter of Credit, the Issuing Bank shall give notice to the Borrower, which notice may be telephonic, of the receipt and amount of such drawing and the date on which payment thereon will be made. If the Borrower shall not have discharged in full by 10:00 a.m. (Austin, Texas time) on the date of such payment, its obligation to reimburse the Issuing Bank in the amount of such drawing under such Letter of Credit, then the amount of such drawing for which the Issuing Bank shall not have been reimbursed by the Borrower shall be paid by the Borrower to the Issuing Bank or, to the extent the Issuing Bank shall have received payments with respect to such drawing from the Lenders, to the Issuing Bank for the account of the Lenders, within three Business Days after the date of such drawing (but in any event before the Revolving Credit Termination Date), together with interest on such amount at the Default Rate from the date of payment by the Issuing Bank to the beneficiary under the Letter of Credit (each such payment made after 10:00 a.m. (Austin, Texas time) on such due date to be deemed to be made on the next succeeding Business Day). The obligations of the Borrower under this Section 3.3 shall be unconditional, absolute, and irrevocable in all respects.

Payment. If the Issuing Bank shall pay any draft presented under a Letter of Credit issued by it and if the Borrower shall not have discharged in full its reimbursement obligation by 10:00 a.m. (Austin, Texas time) on the date of such Letter of Credit Disbursement, then the Issuing Bank shall as promptly as practicable give telephonic (which shall be promptly confirmed in writing) or facsimile notice to each Lender with a Revolving Credit Commitment of the date of such payment and the amount of such payment and each Lender with a Revolving Credit Commitment shall pay to the Issuing Bank, in immediately available funds, not later than 3:00 p.m. (Austin, Texas time) on the date of such payment (or, if Issuing Bank shall notify the Lenders of such payment after 11:00 a.m. (Austin, Texas time) then not later than 12:00 p.m. (Austin, Texas time) on the next succeeding Business Day), an amount equal to such Lender's pro rata share of such drawing; provided that, if any Lender shall for any reason fail to pay the Issuing Bank its pro rata share of the drawing on the date of such payment, the Issuing Bank shall itself fund such Lender's pro rata share while retaining the right to proceed against such Lender for reimbursement therefor. In the event that the Issuing Bank shall fund a Lender's pro rata share of a drawing, the amount so funded shall bear interest at a rate per annum equal to the Federal Funds Rate and shall be payable by such Lender when it reimburses the Issuing Bank for funding its pro rata part (with interest to accrue from and including the date of such funding to and excluding the date of reimbursement). In the event that a Lender, after notice, pays its pro rata share of a drawing hereunder and such payment is not required to fund a Letter of Credit Disbursement, the Issuing Bank shall return such payment to the Lender with interest calculated at a rate per annum equal to the Federal Funds Rate (with interest to accrue from and including the date of such funding to and excluding the date of return). The obligation of each Lender with a Revolving Credit Commitment to pay to the Issuing Bank such Lender's pro rata part of any drawing under a Letter of Credit shall be absolute and unconditional under any and all circumstances (including without limitation the passage of the Termination Date), and such obligations shall be several and not joint.

Letter of Credit Fee. The Borrower shall pay to the Agent, for the account of the Lenders with Revolving Credit Commitments, a nonrefundable letter of credit fee for each Letter of Credit payable in arrears on each quarterly anniversary date of the issuance date thereof in an amount equal to the applicable Eurodollar Margin multiplied by the undrawn amount of such Letter of Credit, based on a 360 day year and the actual number of days in the stated term of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Bank, solely for its own account as issuer of Letters of Credit, nonrefundable fronting, amendment, transfer, negotiation and other fees as determined in accordance with the Issuing Bank's then current fee policy.

Obligations Absolute. The obligations of the Borrower under this Agreement and the other Loan Documents (including without limitation the obligation of the Borrower to reimburse the Issuing Bank for draws under any Letter of Credit) shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

Any amendment or waiver of or any consent to departure from any Loan Document;

The existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, any Lender, the Agent, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

Any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; or

Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Limitation of Liability. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Lenders, the Agent, nor any of their officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Issuing Bank, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

Payments

Method of Payment. Except as provided in Article III, all payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Payment Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds by credit to Account Number 4518-151436, without setoff, deduction, or counterclaim, not later than 1:00 p.m. (Austin, Texas time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.4 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid by the Agent to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office within one Business Day following receipt thereof. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest, the Commitment Fee and any other fees, as the case may be.

Voluntary Prepayment. The Borrower may, upon at least one Business Day prior notice to the Agent in the case of Base Rate Advances (except as otherwise provided for under Section 2.8(a) for Swing Loan Advances), and at least three Business Days prior notice to the Agent in the case of Eurodollar Advances, voluntarily prepay the Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that (a) Eurodollar Advances may be prepaid only on the last day of the Interest Period for such Advances, and
(b) each partial prepayment shall be in the principal amount of $5,000,000 or an integral multiples of $1,000,000. All notices under this Section shall be irrevocable and shall be given not later than 11:00 a.m. (Austin, Texas time) on the day which is not less than the number of Business Days specified above for such notice. Any such voluntary prepayments shall be applied first to Base Rate Advances under the Tranche B Loan, then to Eurodollar Advances under the Tranche B Loan, then to the Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Base Rate Advances under the Revolving Credit Loan and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due in the inverse order of maturity.

      Mandatory Prepayments.

If at any time the amount equal to (I) the sum of (i) the outstanding principal amount of all Tranche B Advances, Revolving Credit Loan Advances and the Swing Loan Advances, plus (ii) the Letter of Credit Liabilities, exceeds (II) the lesser of (A) the aggregate amount of the Commitments and (B) the Borrowing Base, the Borrower shall promptly prepay Tranche B Advances, Revolving Credit Loan Advances, Swing Loan Advances and the Letter of Credit Disbursements by the amount of the excess or, if no Tranche B Advances, Revolving Credit Loan Advances, Swing Loan Advances or Letter of Credit Disbursements are outstanding, the Borrower shall immediately pledge to the Agent cash or Cash Equivalent Investments (subject to no other Liens) in an amount equal to the excess as security for the Obligations. Any such mandatory prepayments shall be applied first to Base Rate Advances under the Tranche B Loan, then to Eurodollar Advances under the Tranche B Loan, then to Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Base Rate Advances under the Revolving Credit Loan, then to Eurodollar Advances under the Revolving Credit Loan, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

After any reduction in the Commitments pursuant to Section 2.12, the Borrower shall promptly prepay (i) first the outstanding Tranche B Advances by the amount which the sum of the outstanding principal amount of the Tranche B Advances exceeds the Tranche B Commitments, as reduced and (ii) then, the outstanding Revolving Credit Loan Advances and Swing Loan Advances by the amount which the sum of the outstanding principal amount of the Advances under the Revolving Credit Loan and the Swing Loan plus the Letter of Credit Liabilities exceeds the aggregate amount of the Revolving Credit Commitments, as reduced.

Upon the issuance, sale or other disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares), by the Borrower or any Subsidiary, the Borrower shall promptly prepay the Advances by an amount equal to 100% of the Net Proceeds of any such issuances. Any such mandatory prepayments shall be applied first to Base Rate Advances under the Tranche B Loan, then to Eurodollar Advances under the Tranche B Loan, then to the Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Base Rate Advances under the Revolving Credit Loan, then to Eurodollar Advances under the Revolving Credit Loan and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due in the inverse order of maturity.

Upon the Disposition of any assets (other than Dispositions of assets permitted under Sections 9.8(a) and (c)), the Borrower shall promptly prepay the Advances by an amount equal to the Net Proceeds of such Disposition; provided however, with respect to any Dispositions permitted under Sections 9.8(b) and (d), the Borrower shall promptly prepay the Advances by an amount equal to (A) the Net Proceeds of such Disposition so long as either the Tranche B Commitments or the Tranche B Loan is outstanding or (B) the Net Proceeds of such Disposition to the extent such amount exceeds either (i) $1,000,000 per Disposition or (ii) $3,000,000 in the aggregate for all Dispositions which have occurred since the date hereof (including without limitation any Disposition described in clause
(A) above) so long as the Tranche B Commitments have been terminated and the Borrower has paid the outstanding Tranche B Loan. Any such mandatory prepayments shall be applied first to Base Rate Advances under the Tranche B Loan, then to Eurodollar Advances under the Tranche B Loan, then to the Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to the Base Rate Advances under the Revolving Credit Loan, then to Eurodollar Advances under the Revolving Credit Loan, and then to the remaining Letter of Credit Liabilities. Accrued and unpaid interest on the amount prepaid hereunder to the date of prepayment shall be due and payable at the next Monthly Payment Date or at any other time at the request of the Agent.

Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Advance shall be made by the Lenders under Section 2.1, each payment of the Commitment Fee under Section 2.10, each payment of the Tranche B Non-Payment Fee under Section 2.13 and each payment of the Letter of Credit fee under Section
3.5 (except as provided therein) shall be made for the account of the Lenders, pro rata according to their respective Commitments; (b) each termination or reduction of the Commitments under Section 2.12 shall be applied first to the Tranche B Commitments of the Lenders, pro rata according to the respective Tranche B Commitments and then to the Revolving Credit Commitments of the Lenders, pro rata according to the respective Revolving Credit Commitments; (c) the making, Conversion, and Continuation of Advances of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata among the Lenders holding Advances of such Type according to the amounts of their respective Commitments; (d) each payment and prepayment of principal of or interest on Advances by the Borrower or any Obligated Party of a particular Type of Loan shall be made to the Agent first for the account of the Lenders holding Tranche B Advances of such Type pro rata in accordance with the respective unpaid principal amounts of such Tranche B Advances held by such Lenders, and then for the account of the Lenders holding Revolving Credit Loan Advances of such Type of Loan pro rata in accordance with the respective unpaid principal amounts of such Advances of such Revolving Credit Loan held by such Lenders; (e) any and all other monies received by the Agent from any source other than pursuant to any of clauses (a) through (d) hereinabove (including, without limitation, from the Borrower or any Guarantor) to be applied first against the outstanding Tranche B Loan shall be for the pro rata benefit and account of the Lenders based upon each Lender's aggregate outstanding Tranche B Advances of all Types and to the aggregate outstanding Tranche B Advances of all Types of all Lenders, then against the Primary Obligations shall be for the pro rata benefit and account of the Lenders based upon each Lender's aggregate outstanding Advances of all Types and LC Participations and SL Participations to the aggregate outstanding Advances of all Types and LC Participations and SL Participations of all Lenders and then against the Secondary Obligations shall be for the pro rata benefit and account of the Lenders based upon their respective unpaid amounts of the Secondary Obligations; and (f) the Lenders with Revolving Credit Commitments shall purchase from the Issuing Bank and the Swing Lender pursuant to Section 3.1 and
Section 2.8 respectively, participations in the Letters of Credit and the related Letter of Credit Liabilities and the Swing Loans respectively, pro rata in accordance with their Revolving Credit Commitments.

Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) if recovered from a Lender, at the Federal Funds Rate for such period and (ii) if recovered from the Borrower, the rate of interest applicable to the Loan, as determined pursuant to Section 2.5 and (b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause (a).

      Taxes.

Any and all payments by the Borrower to or for the account of the Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which the Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Agent or any Lender, the Borrower shall also pay to the Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

The Borrower agrees to indemnify the Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Agent and such Lender, (ii) amounts payable under Section 4.6(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto paid by the Agent and such Lender, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this clause
(d) shall be made within 30 days after the date the Lender or the Agent makes a demand therefor.

      Tax Forms.

            (b) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws that the

            Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Agent (in the reasonable exercise of its discretion),
(A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 4.6 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section
4.7 or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 4.7(a); provided that if such Lender shall have satisfied the requirement of this Section 4.7(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 4.7(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 4.6 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

The Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 4.7(a).

Upon the request of the Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including attorney's fees and expenses) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Agent.

Computation of Interest. Interest on the Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

      Proceeds of Collateral and Collections under the Guaranty.

Proceeds. Except as otherwise permitted by Section 4.3, any proceeds received by the Agent from the sale or other liquidation of the Collateral and from collections under the Guaranty shall first be applied as payment of the accrued and unpaid fees of the Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys' fees and expenses) owing to the Agent in its capacity as Agent only. Any amount of such proceeds remaining after the applications described in the preceding sentence shall be distributed:

first, to the Lenders, pro rata, in accordance with the respective unpaid amounts of the Primary Obligations (including in such Primary Obligations for purposes of this calculation all Letter of Credit Liabilities) until all Primary Obligations are paid in full and provided that each Lender's pro rata portion of such proceeds applicable to Letter of Credit Liabilities shall be held by the Agent (and not disbursed to the Lenders) as collateral for the Letter of Credit Liabilities relating thereto;

then to the Lenders, pro rata, in accordance with the respective unpaid amounts of the Secondary Obligations; and

after all Primary Obligations are paid in full, and all Letter of Credit Liabilities have terminated or are otherwise satisfied, all remaining portions of the proceeds of the Collateral then held by the Agent or such Lender as collateral for the Letter of Credit Liabilities shall be distributed to the Lenders, pro rata, in accordance with their respective unpaid amounts of the Secondary Obligations.

Noncash Proceeds. Notwithstanding anything to the contrary contained herein, if the Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Agent to be distributed and shared pursuant to this Section 4.9 are in a form other than immediately available funds, the Agent shall not be required to remit any share thereof under the terms hereof and the Lenders shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined hereby. The Lenders shall receive the application portions (in accordance with Section 4.9(a)) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if any when paid in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this
Section 4.9 is held by the Agent pursuant to this clause (b), the Agent shall hold such Collateral or other property for the benefit of the Lenders and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Lenders.

Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Agent or any Lender, or the Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code of the United States of America, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar laws of the applicable jurisdictions or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (ii) each Lender severally agrees to pay to the Agent upon demand its applicable share of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Yield Protection; Limitations on Advances; Capital Adequacy

      Additional Costs.

The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Advances hereunder or its obligation to make any of such Advances hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Advances (other than taxes imposed on the overall net income of such Lender or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (including any of such Advances or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof); or

imposes any other condition affecting this Agreement or the Notes or any of such extensions of credit or liabilities or commitments.

Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this
Section 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Advances affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, violate any law, rule, or regulation or be in any way disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States of America. Each Lender will furnish the Borrower with a certificate setting forth the basis and the amount of each request of such Lender for compensation under this Section 5.1(a). If any Lender requests compensation from the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent) suspend the obligation of such Lender to make or Continue making, or Convert Advances into, Advances of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

Without limiting the effect of the foregoing provisions of this Section 5.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue making, or Convert Advances into, Eurodollar Advances hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4 hereof shall be applicable).

Determinations and allocations by any Lender for purposes of this Section 5.1 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Eurodollar Advances or of making or maintaining Eurodollar Advances or on amounts receivable by it in respect of Eurodollar Advances, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

Limitation on Types of Advances. Anything herein to the contrary notwithstanding, if with respect to any Eurodollar Advances for any Interest Period therefor:

The Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relative amounts or for the relative maturities for purposes of determining the rate of interest for such Advances as provided in this Agreement; or

Required Lenders determine (which determination shall be conclusive absent manifest error) and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof on the basis of which the rate of interest for such Advances for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Advances for such Interest Period;

then the Agent shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Advances or to Convert Base Rate Advances into Eurodollar Advances and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Advances, either prepay such Eurodollar Advances or Convert such Eurodollar Advances into Base Rate Advances in accordance with the terms of this Agreement.

Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Advances hereunder or (b) maintain Eurodollar Advances hereunder, then such Lender shall promptly notify the Borrower (with a copy to the Agent) thereof and such Lender's obligation to make or maintain Eurodollar Advances and to Convert Base Rate Advances into Eurodollar Advances hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Advances (in which case the provisions of Section 5.4 hereof shall be applicable).

Treatment of Affected Advances. If the Eurodollar Advances of any Lender (such Eurodollar Advances being hereinafter called "Affected Advances") are to be Converted pursuant to Section 5.1 or 5.3 hereof, such Lender's Affected Advances shall be automatically Converted into Base Rate Advances on the last day(s) of the then current Interest Period(s) for the Affected Advances (or, in the case of a Conversion required by Section 5.1(b) or 5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to such Conversion no longer exist:

To the extent that such Lender's Affected Advances have been so Converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Affected Advances shall be applied instead to its Base Rate Advances; and

All Affected Advances which would otherwise be made or Continued by such Lender as Eurodollar Advances shall be made as or Converted into Base Rate Advances and all Affected Advances of such Lender which would otherwise be Converted into Eurodollar Advances shall be Converted instead into (or shall remain as) Base Rate Advances.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof which gave rise to the Conversion of such Lender's Affected Advances pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Affected Advances are outstanding, such Lender's Base Rate Advances shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Affected Advances to the extent necessary so that, after giving effect thereto, all Eurodollar Advances held by the Lenders holding Eurodollar Advances and by such Lender are held pro rata (as to principal amounts, and Interest Periods) in accordance with their respective Commitments.

Compensation. The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

Any payment, prepayment or Conversion of a Eurodollar Advance for any reason (including, without limitation, the acceleration of the outstanding Advances pursuant to Section 11.2) on a date other than the last day of an Interest Period for such Eurodollar Advance; or

Any failure by the Borrower for any reason (including, without limitation, the failure of any conditions precedent specified in Article VI to be satisfied) to borrow, Convert, or prepay a

Eurodollar Advance on the date for such borrowing, Conversion, or prepayment, specified in the relevant notice of borrowing, prepayment, or Conversion under this Agreement.

Capital Adequacy. If after the date hereof, any Lender shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the Issuing Bank's commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by the Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Issuing Bank, the Borrower agrees to pay the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amounts as shall be sufficient to compensate the Issuing Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by the Issuing Bank, submitted by the Issuing Bank to the Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.


Conditions Precedent

Initial Extension of Credit. The obligation of each Lender to make its initial Advance and of the Issuing Bank to issue the initial Letter of Credit, is subject to the condition precedent that the Agent shall have received on or before the day of such Advance or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

Resolutions. Resolutions of the Board of Directors of the Borrower and each Guarantor certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names of each of its officers authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

Certificate or Articles of Incorporation and Certificate of Limited Partnership. The certificate or articles of incorporation or certificate of limited partnership, as applicable, of the Borrower and each Guarantor certified by the Secretary of State of the State of its organization;

Bylaws and Limited Partnership Agreement. The bylaws or limited partnership agreement, as applicable, of the Borrower and each Guarantor certified by the Secretary or an Assistant Secretary of such Person;

Existence and Good Standing. Certificates of the appropriate government officials of the state of organization of the Borrower and each Guarantor as to its existence and good standing and certificates of appropriate government officials of each state in which the Borrower and each Guarantor is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect, as to the Borrower's and each Guarantor's qualification to do business and good standing in such state, all dated a current date;

Notes. The Notes executed by the Borrower;

Guaranty. The Guaranty executed by the Guarantors;

Contribution and Indemnification Agreement. The Contribution and Indemnification Agreement executed by the Borrower and the Guarantors;

Borrower Security Agreement. The Borrower Security Agreement executed by the Borrower;

Subsidiary Security Agreement. The Subsidiary Security Agreement executed by each Guarantor, as applicable;

Amendments to Deed of Trust or Mortgage. The amendments to deed of trust or mortgage executed by certain Guarantors, each in form and substance satisfactory to the Agent;

Opinion of Counsel. A favorable opinion of legal counsel to the Borrower and each Guarantor satisfactory to the Agent, as to such matters as the Agent or the Required Lenders may reasonably request;

Fees of Lenders. Evidence that all fees of the Agent and the Lenders payable pursuant to side letter agreements shall have been paid in full by the Borrower; and

Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by the Borrower.

All Extensions of Credit. The obligation of each Lender to make any Advance and of the Issuing Bank to issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to the following additional conditions precedent:

Advance Request Form, Telephonic Request, or Letter of Credit Request Form. The Agent in respect of Revolving Credit Loan Advances and Tranche B Advances, the Swing Lender in respect of Swing Loan Advances, and the Issuing Bank in respect of Letters of Credit shall have received, in accordance with Section 2.6, 2.8 or 3.2, as the case may be, an Advance Request Form, a telephonic request, or Letter of Credit Request Form, as applicable, executed by an authorized officer of the Borrower;

No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from such Advance or Letter of Credit;

Representations and Warranties. All of the representations and warranties contained in Article VII hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or issuance of Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent such representations and warranties speak to a specific date;

No Material Adverse Effect. Neither any Material Adverse Effect or any material adverse change in the financial or capital markets shall have occurred since the date of the most recent financial statements delivered to the Agent and the Lenders pursuant to Section 8.1 hereof; and

Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.



Representations and Warranties

         To induce the Agent, the Issuing Bank, and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent, the Issuing Bank, and the Lenders that:

Existence. The Borrower and each Subsidiary (a) is a corporation (or other entity as set forth on Schedule 7.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower and each Guarantor have the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

Financial Statements. The Borrower has delivered to the Agent audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended September 30, 2001, and unaudited consolidated financial statements of the Borrower and its Subsidiaries for the 12-month period ended September 30, 2002. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. As of the date hereof, neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements, and there has been no Material Adverse Effect since the effective date of the most recent financial statements referred to in this Section.

Action; No Breach. The execution, delivery, and performance by the Borrower and each Guarantor of the Loan Documents to which it is or may become a party, and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent, other than such consents which have been obtained and copies of which have been provided to the Agent, under (i) the articles of incorporation or bylaws or the applicable organizational documents of the Borrower or any Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawn Shop Act (Chapter 371 of the Texas Finance Code) and the consumer loan provisions of the Texas Finance Code, or (iii) any agreement or instrument to which the Borrower or any of the Guarantors is a party or by which any of them or any of their property is bound or subject, or (b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Guarantor (except for Liens in favor of the Agent for the benefit of the Lenders).

Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the forgoing except where such violation individually or in combination with all other such violations could not reasonably be expected to have a Material Adverse Effect.

Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that could, if adversely determined, reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no outstanding judgments against the Borrower or any Subsidiary, except for those certain default judgments in an aggregate amount not exceeding $15,000 outstanding on the date hereof.

Rights in Properties; Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2.

Enforceability. The Loan Documents to which the Borrower or a Guarantor is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and by the Borrower or any Guarantor of the other Loan Documents to which the Borrower or such Guarantor, as applicable, is or may become a party or for the validity or enforceability thereof.

Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by
Section 9.1.

Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

Use of Proceeds; Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

ERISA. As of the date hereof, the Borrower, each Subsidiary, each ERISA Affiliate, and each Plan are in compliance in all material respects with all applicable provisions of ERISA and the Code except for events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Plan, whether or not waived. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, determined on a termination basis as of the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. Neither the Borrower nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Plan. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code.

Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto, and Schedule 7.14 (a) sets forth the type of each Subsidiary listed thereon, (b) sets forth the jurisdiction of incorporation or organization of each Subsidiary, and the percentage of the Borrower's ownership of the outstanding voting stock or other ownership interests of each Subsidiary. All of the outstanding capital stock of each corporate Subsidiary has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary except as listed on Schedule 7.14.

Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party other than defaults which could not reasonably be expected to have a Material Adverse Effect.

Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawn Shop Act (Chapter 371 of the Texas Finance Code), the consumer loan provisions of the Texas Finance Code and provisions of the Brady Law and other laws, rules and regulations related to the regulation of firearms, other than violations which could not reasonably be expected to have a Material Adverse Effect.

Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company"' or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Environmental Matters. Except for those matters which will not have a Material Adverse Effect:

The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

Neither the Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws; Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.

Positive Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following positive covenants:

         Reporting Requirements. The Borrower will furnish to the Agent, the Issuing Bank, and each Lender:

Annual Audited Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year of the Borrower and the Subsidiaries, beginning with the Fiscal

Year ending September 30, 2002, (i) a copy of the annual audited financial statements of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by Ernst & Young, or other independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; and (ii) a certificate of such independent certified public accountants to the Agent and the Lenders (A) stating that in the course of their audit they have not become aware of any Default or Event of Default or specifying any Defaults or Events of Default of which they are aware, and (B) stating that nothing came to their attention that the calculations set forth in the officer's certificate delivered simultaneously therewith, as of the date of the balance sheet, were not prepared in accordance with the audited financial statements;

Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each Fiscal Quarter in each Fiscal Year of the Borrower (for the first three Fiscal Quarters in each Fiscal Year), a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

Compliance Certificate. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower for the first three Fiscal Quarters of each Fiscal Year, within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year and within 20 days after the end of each calendar month, a certificate (the "Compliance Certificate") of the chief financial officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the most recent Fiscal Quarter calculations or calendar month calculations, as applicable, demonstrating compliance with Article X, and accompanied by a certificate executed by the Borrower representing that attached thereto is a current (as of the date thereof) list of existing store locations owned or leased by Borrower and each Guarantor;

Monthly Financial Statements. As soon as available and in any event within 20 days after the end of each calendar month, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such month and for the portion of the Fiscal Year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein, all in form and substance satisfactory to the Agent and the Lenders;

Projections. As soon as available and in any event not later than 30 days prior to the end of each Fiscal Year, projections of consolidated financial statements of the Borrower and its Subsidiaries for the upcoming Fiscal Year;

Borrowing Base Report. As soon as available, and in any event (i) on the first Tuesday and third Tuesday of each month so long as either the Tranche B Commitment or Tranche B Loan is outstanding and (ii) within 20 days after the end of each month so long as the Tranche B Commitments have been terminated and the Borrower has paid the outstanding Tranche B Loan, a borrowing base report in the form of Exhibit F attached hereto;

Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

Notice of Default. As soon as possible and in any event within 10 days after the Borrower knows of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any ERISA Affiliate files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five days after the Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event (as to which the thirty day notice requirement to the PBGC has not been waived) or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary or any ERISA Affiliate has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

Notice of Material Adverse Effect. As soon as possible and in any event within 10 days after the Borrower knows of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

Default under, or Termination of, a Lease. As soon as possible and in any event within (i) 10 days after the Borrower or any Subsidiary becomes aware of any default (whether by written or oral notice or due to such Person's actual knowledge) by such Person under any lease of a Leased Location and (ii) three days after the Borrower or any Subsidiary receives any notice (written or oral) of termination of the lease for a Leased Location, a written notice of such default or termination, which notice shall include (A) a copy of the written notice, or (B) with respect to all other circumstances, street address and store number for the Leased Location, the nature of the default and landlord's remedies (if applicable), the effective date of such termination or landlord's proposed remedial action and description of the action that the Borrower or the applicable Subsidiary has taken and proposes to take with respect thereto (notices of lease terminations made in accordance with clause (ii) above shall be delivered by telecopy only and shall be deemed given when transmitted, subject to telephone confirmation of receipt);

Landlord Change. As soon as possible and in any event within 10 days after the Borrower or any Subsidiary becomes aware of a Landlord Change (whether by oral or written notice), a written notice of such Landlord Change, which notice shall include (i) a copy of the written notice or (ii) with respect to all other circumstances, the street address and store number for the Leased Location and the name of the new landlord; and

General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Lender may from time to time reasonably request.

Maintenance of Existence; Conduct of Business. The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate (or partnership) existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business; provided however, the Subsidiaries listed on
Schedule 8.2 may be dissolved, wound up or liquidated on or before 90 days from the date hereof. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices customary in the industry in which the Borrower and the Subsidiaries are engaged.

Maintenance of Properties. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition (ordinary wear and tear excepted).

Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

Insurance. The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, reasonably satisfactory to the Agent.

Inspection Rights; Audits. At any reasonable time and from time to time, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent and each Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. In addition, the Borrower will permit, and will cause each Subsidiary to permit, semi-annual audits of the personal property of the Borrower and the Subsidiaries by auditors selected by the Agent. The Borrower shall reimburse the Agent for the reasonable costs and expenses expended by the Agent in connection with such audits. Audit fees and expenses shall be payable on the third day of the month following the date of issuance by the Agent of a request for payment thereof to the Borrower.

Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawn Shop Act (Chapter 371 of the Texas Finance Code), the consumer loan provisions of the Texas Finance Code and the provisions of the Brady Law and other laws, rules and regulations related to the regulation of firearms, other than such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents. Without limiting the foregoing, upon the creation or acquisition of any Subsidiary or a new store by a new Subsidiary or by an existing Subsidiary in a new state, the Borrower shall (a) provide written notice of such event to the Agent within five Business Days following the date the Borrower has knowledge thereof, and (b) cause each such domestic Subsidiary to execute and deliver a Guaranty, a Contribution and Indemnification Agreement, a Subsidiary Security Agreement, Real Property Security Documents, Uniform Commercial Code financing statements, and to provide to the Agent a landlord waiver for each Leased Location (subject in all respects to a best efforts standard of performance), title insurance commitments, surveys of Real Property, appraisals of Real Property, lender's title insurance policy with any required endorsements, and a legal opinion of the Borrower's and Guarantors' counsel (which may in the Agent's discretion be a legal opinion of the Borrower's in-house counsel), each in form and substance satisfactory to the Agent, within 30 calendar days following the date the Borrower has knowledge thereof. If any Subsidiary is created or acquired after the date hereof, the Borrower shall execute and deliver to the Agent (a) an amendment to this Agreement to amend Schedule 7.14 to this Agreement (which only needs the signature of the Agent to be effective if the only change is the addition of the new Subsidiary) and (b) any other documents which would have otherwise been required to be delivered to the Agent and the Lenders if such Subsidiary had been a Subsidiary as of the date hereof.

ERISA. The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder which could reasonably be expected to have a Material Adverse Effect.

Landlord's Waivers or Subordinations. Within 30 days after a Landlord Change, the Borrower will, and will cause each Subsidiary to, deliver (subject in all respects to a best efforts standard of performance) to the Agent (a) an updated waiver or subordination of such landlord's lien in the Collateral (the "Waiver") or (b) an acknowledgment from the new landlord of the effectiveness of the Waiver, if any, received from the previous landlord, such waiver or acknowledgment to be in form and substance satisfactory to the Agent.

Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following negative covenants:

Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

Debt to the Lenders and the Issuing Bank pursuant to the Loan Documents;

Debt listed on Schedule 9.1; and

Purchase money Debt so long as no Default or Event of Default has occurred and is continuing or would result therefrom.

Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

Liens disclosed on Schedule 9.2 hereto and Liens in favor of the Agent for the benefit of the Lenders;

Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being diligently contested in good faith and for which adequate reserves have been established;

Liens of mechanics, materialmen, warehousemen, carriers, landlords or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;

Purchase money Liens securing Permitted Debt described in Section 9.1(c), provided that the Debt secured by any such Lien encumbers only the asset so purchased;

Liens securing Permitted Debt described in Section 9.1(b); provided that, the Debt secured by any such Lien encumbers only the Real Property refinanced by such Permitted Debt;

Liens on the Indemnity Accounts in favor of County Bank of Rehoboth Beach, Delaware; provided however, the aggregate amount held in the Indemnity Accounts will not at any time exceed the lesser of (i) $1,500,000 or (ii) the greater of $50,000 or 120% of County Bank of Rehoboth Beach, Delaware's interest in all outstanding Pay-Day Advance Loans implemented with any of the Borrower and its Subsidiaries; provided further, however, that the Borrower shall not permit, and shall not permit any Subsidiary to permit, any amounts contributed, deposited or paid to either the Indemnity Accounts or the Litigation Fund Accounts to be drawn by the County Bank of Rehoboth Beach, Delaware in an aggregate amount in excess of $750,000 cumulatively for all periods of time during the term of this Agreement for the purposes of making certain payments in compliance with the Pay-Day Advance Loan Documents;

Liens on the Litigation Fund Accounts in favor of County Bank of Rehoboth Beach, Delaware; provided however, the aggregate amount held in the Litigation Fund Accounts will not at any time exceed $50,000; provided further, however, that the Borrower shall not permit, and shall not permit any Subsidiary to permit, any amounts contributed, deposited or paid to either the Litigation Fund Accounts or the Indemnity Accounts to be drawn by the County Bank of Rehoboth Beach, Delaware in an aggregate amount in excess of $750,000 cumulatively for all periods of time during the term of this Agreement for the purposes of making certain payments in compliance with the Pay-Day Advance Loan Documents; and

Financing statements filed in connection with operating lease transactions for computers.

         Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets whether now owned or hereafter acquired; provided that in connection with the creation of purchase money Liens permitted hereby, the Borrower or the Subsidiary may agree that it will not permit any other Liens (other than the Liens in favor of the Agent for the benefit of the Lenders) to encumber the assets subject to such purchase money Lien. Further, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiaries' capital stock owned by the Borrower or any Subsidiary of the Borrower; (ii) subject to subordination provisions pay any Debt owed to the Borrower or any other Subsidiary;

(iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its properties or assets to the Borrower or any other Subsidiary not restricted hereby.

Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to become a party to a merger or consolidation, or to purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other equity interest of any Person (whether or not certificated), or wind-up, dissolve, or liquidate itself; provided that, (i) a domestic Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom and its assets are transferred to the Borrower or another domestic Subsidiary; (ii) a foreign Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom; (iii) any Subsidiary may merge with and into the Borrower if the Borrower is the surviving entity and no Default exists or would result therefrom; (iv) any Subsidiary may merge with and into any other domestic Subsidiary if the domestic Subsidiary is the surviving entity, no Default exists or would result therefrom and Section 8.10 is complied with; (v) any foreign Subsidiary may merge with any other foreign Subsidiary if no Default exists or would result therefrom; and (vi) the Borrower or a Subsidiary may make investments permitted under Section 9.5 hereof.

Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock.

Investments. Other than pawn loans and Pay-Day Advance Loans extended in the ordinary course of business, the Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase to own, or permit any Subsidiary to purchase or own, any stock, bonds, notes, debentures, or other securities of any Person, except:

readily marketable direct obligations of the United States of America or any agency thereof with maturities of 18 months or less from the date of acquisition;

fully insured certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $50,000,000;

commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

auction rate preferred stock and municipal bonds that at the time of purchase are rated in one of the two highest rating categories of Standard & Poor's Corporation or Moody's Investment Services, Inc.;

money market funds and mutual funds that invest in securities deemed acceptable for outright purchase;

investments in Subsidiaries existing on the date of this Agreement and investments in subsequently created domestic Subsidiaries so long as the Borrower and the Subsidiaries have complied with the terms and conditions of
Section 8.10; and

any loans or investments not covered in the previous sections of this Section
9.5 not to exceed $1,000,000 in the aggregate.

Notwithstanding anything to the contrary contained herein, neither the Borrower nor any Subsidiary will make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase to own, any stock, bonds, notes, debentures, or other securities of Albemarle & Bond Holdings plc except for those certain investments in Albemarle & Bond Holdings plc existing on the date of this Agreement.

Limitation on Issuance of Capital Stock. The Borrower will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock (or any equivalent interest therein), (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock (or any equivalent interest therein), or (c) any option, warrant, or other right to acquire any of its capital stock (or any equivalent interest therein).

Transactions With Affiliates. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom.

Disposition of Assets. The Borrower will not sell, lease, assign, transfer, or otherwise dispose (collectively "Dispositions") of any of its assets, or permit any Subsidiary to do so with any of its assets, except for (a) Dispositions of Inventory in the ordinary course of business, (b) Dispositions of obsolete, worn or used equipment, (c) Dispositions to a Guarantor as to which Agent has in its possession an executed Guaranty, Subsidiary Security Agreement and Real Estate Security Documents, if applicable, and (d) Dispositions of certain store locations (including sales of Real Property and operating business (which may include the sale of Inventory and pawn loans and interests in Pay-Day Advance Loans of the Borrower or any Subsidiary in connection with the sale of such location), but excluding liquidating sales of Inventory and pawn loans and interests in Pay-Day Advance Loans of the Borrower or any Subsidiary, which do not occur in connection with the sale of any Real Property or operating business) owned by the Borrower or any of its Subsidiaries as of the date hereof so long as the Net Proceeds of such Disposition are promptly paid to the Agent in accordance with Section 4.3.

Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged on the date hereof. Without in any way limiting the foregoing, such businesses shall include, but not be limited to, the following: check-cashing, money wires, Pay-Day Advance Loans, jewelry sales and other services incidental to the foregoing.

Environmental Protection. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year or make any change in accounting treatment or reporting practices, except as permitted by GAAP and disclosed to the Agent.

Prepayment of Debt. The Borrower will not, and will not permit any Subsidiary to, prepay any Debt except the Obligations.

Pay-Day Advance Loans. The Borrower will not, and will not permit any of its Subsidiaries to, purchase interests in any Pay-Day Advance Loans originated by a Person other than the Borrower or any Subsidiary.

Sales and Leasebacks. Neither the Borrower nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Real Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Real Property or any part thereof or other Real Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Real Property sold or transferred, except sales and leasebacks of any Real Property permitted to be sold under Section 9.8(d).

Financial Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following financial covenants:

Consolidated Net Worth. Beginning with the calendar month ending September 30, 2002, the Borrower will maintain Consolidated Net Worth in an amount not less than (a) $102,500,000, plus (b) an amount equal to 100% of Consolidated Net Income (not less than zero dollars [$0.00]) for all periods subsequent to the calendar month ending September 30, 2002, plus (c) an amount equal to 100% of the Net Proceeds of all equity offerings (including conversions of debt securities into common stock) of the Borrower subsequent to September 30, 2002.

Leverage Ratio. The Borrower will maintain a Leverage Ratio at the end of each Fiscal Quarter of not greater than (a) 2.75 to 1.00 for the period beginning as of September 30, 2002 through and including December 31, 2003 and (b) 2.00 to
1.00 thereafter.

Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures of the Borrower and the Subsidiaries to exceed $6,000,000 during any Fiscal Year.

Inventory Turnover. The Borrower on a consolidated basis will at all times maintain an Inventory Turnover of not less than 2.00 to 1.00.

Fixed Charge Coverage Ratio. The Borrower will maintain a Fixed Charge Coverage Ratio at the end of each Fiscal Quarter of not less than (a) 1.35 to 1.00 for the period beginning September 30, 2002 through and including December 31, 2003, and (b) 1.40 to 1.00 thereafter.

Default

Events of Default. Each of the following shall be deemed an "Event of Default":

The Borrower shall fail to pay when due the Obligations or any part thereof.

Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 8.1, Article IX, or Article X of this Agreement; or the Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of 15 days.

The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of 30 days.

The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of 45 days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $250,000 against any of its assets or properties.

A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Material Debt (hereinafter defined) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment. For purposes of this clause (h), the term "Material Debt" means Debt owed by the Borrower or any Subsidiary the principal amount of which exceeds $250,000.

This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed $250,000.

Any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act sells or acquires after the date hereof "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act) in excess of 33% of the total voting power of all classes of capital stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower.

The Borrower or any of its Subsidiaries, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure, or divestiture and the same shall not have been discharged (or provisions shall not be made for such discharge) within 30 days from the date of entry thereof.

Any Material Adverse Effect shall occur.

         Remedies.


If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

Acceleration. Declare all outstanding principal of and accrued and unpaid interest on the Notes, all outstanding Letter of Credit Disbursements, and all other obligations of the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

Termination of Commitments. Terminate the Commitments and the obligation of the Issuing Bank to issue Letters of Credit without notice to the Borrower.

Judgment. Reduce any claim to judgment.

Foreclosure. Foreclose or otherwise enforce any Lien granted to the Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

         Provided, however, that upon the occurrence of an Event of Default under subsection (d) or (e) of Section 11.1, the Commitments of all of the Lenders and the obligation of the Issuing Bank to issue Letters of Credit shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, such Lender's Note, or any other Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement or such Lender's Note or such other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent and to each Lender) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Lenders, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

The Agent

Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this agreement, the Lenders and the Issuing Bank hereby irrevocably appoint and authorize Wells Fargo Bank Texas, National Association to act as their Agent hereunder and under each of the other Loan Documents. Wells Fargo Bank Texas, National Association consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Lenders and the Issuing Bank authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Lenders and/or the Issuing Bank, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself, the other Lenders and the Issuing Bank:

To receive on behalf of each of the Lenders and the Issuing Bank any payment of principal, interest, fees (except for the annual agent fee described in Section 2.10(a)) or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Lender and/or the Issuing Bank its share of all payments so received as provided in this Agreement;

To receive all documents and items to be furnished under the Loan Documents;

To act as nominee for and on behalf of the Lenders and the Issuing Bank in and under the Loan Documents;

To arrange for the means whereby the Advances are to be made available to the Borrower;

To distribute to the Lenders and the Issuing Bank information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders and the Issuing Bank;

To the extent permitted by the Loan Documents, to exercise on behalf of each Lender and the Issuing Bank all rights and remedies of Lenders and the Issuing Bank upon the occurrence of any Event of Default;

To serve as liaison between the Lenders, the Issuing Bank and the Borrower with respect to future negotiations, amendments and waivers of the terms of this Agreement and transmittal of copies of such amendments and waivers for signature to each Lender and the Issuing Bank;

To receive signed copies of this Agreement, future amendments hereto, waivers of any terms hereof, and related documents comprising the Loan Documents, and provide appropriate signed or reproduction copies thereof to each Lender, the Issuing Bank and the Borrower;

To forward to each Lender and the Issuing Bank copies of all Loan Documents and opinions furnished to Agent under this Agreement or any of the other Loan Documents;

To receive notices of Defaults, copies of which shall be forwarded to all Lenders and the Issuing Bank, and any waivers of Defaults under this Agreement and forward copies thereof to all Lenders and the Issuing Bank;

To advise each Lender and the Issuing Bank of all notices received or furnished by Agent hereunder;

To take such other actions as may be requested by Required Lenders; and

To accept, execute, and deliver any and all security documents as the secured party.

         Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable to the Lenders for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender or the Issuing Bank; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Lenders; (iv) shall not be responsible to the Lenders or the Issuing Bank for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Lenders, and such instructions of Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

Rights of Agent as a Lender. With respect to its Commitment, the Advances made by it and the Notes issued to it, Wells Fargo Bank Texas, National Association in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Lenders.

Sharing of Payments, Etc. If any Lender shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Lender, whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share (calculated (i) pursuant to Section 3.5 in respect of letter of credit fees, and (ii) for all other of the Primary Obligations on the basis of the unpaid principal of and interest on the Revolving Credit Loan, the Tranche B Loan, the Swing Loan, LC Participations and SL Participations held by it), such Lender shall promptly purchase from the other Lenders participations in the Primary Obligations owed to them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Advances and LC Participations made by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Advances to, or Letter of Credit Disbursements for the account of, the Borrower in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Indemnification. THE LENDERS HEREBY AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK FROM AND HOLD THE AGENT AND THE ISSUING BANK HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT AND THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT AND THE ISSUING BANK UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE THE AGENT AND THE ISSUING BANK PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT AND THE ISSUING BANK IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR THE ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Agent, the Issuing Bank or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Agent hereunder or under the other Loan Documents, neither the Agent nor the Issuing Bank shall have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent, the Issuing Bank or any of their Affiliates.

Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making an Advance in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Advance, each nondefaulting Lender shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts which shall in the aggregate exceed such Lender's Commitment. No Lender shall be responsible for any act or omission of any other Lender.

Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders, the Issuing Bank and the Borrower and the Agent may be removed at any time with or without cause by Required Lenders. Upon any such resignation or removal, the Required Lenders will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One $100,000,000. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent. After the retiring Agent's resignation or removal hereunder as Agent, each reference herein to a place of giving of notice or delivery to the Agent shall be deemed to refer to the principal office of the successor Agent as it may specify to each party hereto.

         In the event that the Agent, for the benefit of itself and the Lenders, elects or is required to proceed with a foreclosure or other enforcement of any Lien granted to the Agent for the benefit of itself and the Lenders, the Agent may, without in any manner limiting its available remedies, and at the request of the Required Lenders shall, submit a bid for all Lenders (including itself) in the form of a credit against the Obligations, and the Agent or its designee, in the event that the Agent or its designee is the successful bidder at any such foreclosure sale, shall accept title, for the benefit of itself and the Lenders, to the Collateral sold at such foreclosure sale. The Collateral purchased at any such sale held shall be owned by the Agent, or its designee, for the benefit of the Lenders. All monies received or collected by the Agent in respect of the Collateral in connection with a foreclosure sale, or any other disposition of the Collateral, shall be paid to the Lenders pro-rata consistent with Section
4.4 hereof.

Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any Obligated Party, the Agent (irrespective of whether the principal of any Advance or Letter of Credit Liabilities shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances, Letter of Credit Liabilities and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 2.10 and 13.1) allowed in such judicial proceeding; and

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 2.10 and 13.1.

         Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

         Collateral and Guaranty Matters. The Lenders irrevocably authorize the Agent, at its option and in its discretion:

to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 13.10, if approved, authorized or ratified in writing by the Required Lenders; and

to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.9.

Miscellaneous

Expenses. The Borrower hereby agrees to pay on demand: (a) all reasonable costs and expenses of the Agent and the Issuing Bank in connection with the preparation, negotiation, execution, and


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delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent and the Issuing Bank (including the allocated cost of internal counsel of the Agent and the Issuing Bank), (b) all costs and expenses of the Agent, the Issuing Bank and the Lenders in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent, the Issuing Bank and the Lenders, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by the Agent and the Issuing Bank in connection with this Agreement or any other Loan Document, including without limitation all reasonable costs and expenses associated with appraisals, environmental reports and any other collateral reviews performed in connection with this Agreement, any other Loan Document or the transactions contemplated therein.

INDEMNIFICATION. THE BORROWER HEREBY AGREES TO INDEMNIFY THE AGENT, THE ISSUING BANK AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (c) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (e) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (f) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE ISSUING BANK OR ANY OF THE ISSUING BANK'S CORRESPONDENTS IN RESPECT OF ANY LETTER OF CREDIT, OR (g) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING AND ANY LEGAL PROCEEDING RELATING TO ANY COURT ORDER, INJUNCTION OR OTHER PROCESS OR DECREE RESTRAINING OR SEEKING TO RESTRAIN THE ISSUING BANK FROM PAYING ANY AMOUNT UNDER ANY LETTER OF CREDIT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING


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OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON;
PROVIDED HOWEVER, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Limitation of Liability. None of the Agent, the Issuing Bank, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents, including without limitation, any damages suffered or incurred by the Borrower in connection with Swing Loan Advances made by telephonic notice pursuant to Section 2.8(a) hereto, except for such Person's gross negligence or willful misconduct.

No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent, the Issuing Bank and the Lenders shall have the right to act exclusively in the interest of the Agent, the Issuing Bank and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

No Fiduciary Relationship. The relationship between the Borrower and each of the Issuing Bank and the Lenders is solely that of debtor and creditor, and neither the Agent, the Issuing Bank nor any Lender has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any of the Issuing Bank and the Lenders to be other than that of debtor and creditor.

Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent, the Issuing Bank and the Lenders. The Borrower therefore agrees that the Agent, the Issuing Bank and the Lenders, if the Agent, the Issuing Bank or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

No Waiver; Cumulative Remedies. No failure on the part of the Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent, the Issuing Bank and all of the Lenders. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan



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Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it and the LC Participations held by it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Note and LC Participations for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Advances and LC Participations of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances or LC Participations of such Lender.

The Borrower and each of the Issuing Bank and the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and Advances and LC Participations) (each an "Assignee"); provided, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $2,500,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an Assigning Lender's rights and obligations under the Loan Documents, such Assigning Lender shall cease to be a party thereto).

By executing and delivering an Assignment and Acceptance, the Assigning Lender and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the


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

execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assures no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the Issuing Bank or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents;
(v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents are as delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, and LC Participations held by, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower, any Lender or the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.

Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit G hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Lender has retained a Commitment, a new Note to the order of the Assigning Lender in an amount equal to the Commitments retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit A or B, as applicable.

Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by or on behalf of the Borrower or its Subsidiaries.


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

Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent, the Issuing Bank or any Lender or any closing shall affect the representations and warranties or the right of the Agent, the Issuing Bank or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article V and Sections
13.1 and 13.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower or any Obligated Party is a party, nor any consent to any departure by the Borrower or Obligated Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Lenders and the Borrower or the Obligated Party, as applicable, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall: (a) increase the Commitment of any Lender or subject any Lender to any additional obligations without the written consent of such Lender; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or Letter of Credit Disbursements or any fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; (d) waive any of the conditions specified in Article VI without the written consent of each Lender; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or Letter of Credit Liabilities or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement without the written consent of each Lender; (f) change any provision contained in this Section 13.10 without the written consent of each Lender; (g) release the Borrower from any of its obligations under this Agreement or the other Loan Documents or release any Guarantor from its obligations under its Guaranty without the written consent of each Lender; and (h) release any Collateral securing the Obligations except in accordance with and as contemplated by the Loan Documents without the written consent of each Lender. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made (a) with respect to
Article XII hereof without the prior written consent of the Agent, (b) with respect to Section 2.8 hereof without the prior written consent of the Swing Lender, or (c) with respect to Article III hereof without the prior written consent of the Issuing Bank.

Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum


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amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes and the LC Participations; and, if the principal of the Notes and the LC Participations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes and LC Participations so that interest for the entire term does not exceed the Maximum Rate.

Notices. Except as provided in Sections 2.8 and 8.1(m), all notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party shall be given or made by telex, telegraph, telecopy, cable, electronic mail or other electronic media or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or any other Loan Document, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or electronic mail or other electronic media, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office electronic mail address, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Article II and to the Issuing Bank pursuant to Article III shall not be effective until received by the Agent or the Issuing Bank, as applicable.

Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Travis County, Texas, and it shall be performable for all purposes in Travis County, Texas. Subject to Section 13.14 of this Agreement, any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Travis County, Texas. The Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of
Section 13.12. Nothing herein or in any of the other Loan Documents shall affect the right of the Agent, the Issuing Bank or any Lender to serve process in any other manner permitted by law or shall limit the right of the Agent, the Issuing Bank or any Lender to bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions. Subject to
Section 13.14 of this Agreement, any action or proceeding by the Borrower against the Agent, the Issuing Bank or any Lender shall be brought only in a court located in Travis County, Texas.


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

         Binding Arbitration.

Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

Governing Rules. Any arbitration proceeding will (i) proceed in a location in Texas selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in clauses (i), (ii) and (iii) of this Section 13.14(c).

Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Texas with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Texas and may grant any remedy or relief that


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

a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures hereby transmitted by facsimile or other electronic means shall be effective as originals.

Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.


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

Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

Construction. The Borrower, the Agent, the Issuing Bank and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information
(a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority,
(f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT, THE ISSUING BANK, OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Amendment and Restatement; Release. This Agreement amends and restates in its entirety the Existing Credit Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. THE BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR DEFENSES OR COUNTERCLAIMS TO ITS OR ANY OBLIGATED PARTIES' OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE DOCUMENTATION RELATING TO THE DEPOSIT AND CASH MANAGEMENT SERVICES. TO INDUCE THE AGENT, THE ISSUING BANK AND THE LENDERS TO ENTER INTO THIS AGREEMENT, THE BORROWER AND, BY THE EXECUTION OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, EACH OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES THE AGENT, THE LENDERS, THE ISSUING BANK AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH THE BORROWER OR ANY OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF OR FROM OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY DOCUMENTATION RELATING TO THE DEPOSIT AND CASH MANAGEMENT SERVICES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       BORROWER:

                                       EZCORP, INC.


                                       By:
                                           ------------------------------------
                                           Dan N. Tonissen
                                           Senior VP and Chief Financial Officer

                                       AGENT:

                                       WELLS FARGO BANK TEXAS, NATIONAL
                                       ASSOCIATION


                                       By:
                                          --------------------------------------
                                          Richard Gan
                                          Vice President

                                       ISSUING BANK:

                                       WELLS FARGO BANK TEXAS, NATIONAL
                                       ASSOCIATION


                                       By:
                                          --------------------------------------
                                          Richard Gan
                                          Vice President

                                       LENDERS:

                                       WELLS FARGO BANK TEXAS, NATIONAL
                                       ASSOCIATION

                                       By:
                                          --------------------------------------
                                          Richard Gan
                                          Vice President

                                       GUARANTY BANK


                                       By:
                                          --------------------------------------
                                          Chris Harkrider
                                          Vice President

                                       JPMORGAN CHASE BANK


                                       By:
                                          --------------------------------------
                                          Bruce A. Shilcutt
                                          Vice President

                                       BANK ONE, NA


                                       By:
                                          --------------------------------------
                                          Carl Shafer
                                          Vice President

                                       COMERICA BANK-TEXAS


                                       By:
                                          --------------------------------------
                                          Aamir Shah
                                          Vice President